UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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FMC CORPORATION

(Name of Registrant as Specified In Its Charter)

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FMC Corporation

March 22, 2019

Dear Stockholder:

It is my pleasure to invite you to attend the Company’s 2019 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 30, 2019, at 2:00 p.m. local time at the FMC Tower at Cira Centre South, 2929 Walnut Street, 24th Floor, Philadelphia, Pennsylvania. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, I will report to you on the Company’s earnings, results and other achievements during 2018 and on our outlook for 2019. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Please see your proxy card for specific instructions on how to vote.

If you plan to attend the meeting, please send written notification to the Company’s Investor Relations Department, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104, so that your name can be put on an admission list held at the registration desk at the entrance to the meeting. If your shares are held by a bank, broker or other intermediary and you plan to attend, you must enclose with your notification evidence of your ownership, such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement. If you wish to vote at the meeting, please refer to the section of this proxy statement entitled “How to Vote” for specific instructions.

I look forward to seeing you on April 30th.

Sincerely,

Pierre Brondeau

Chief Executive Officer and Chairman of the Board

Notice of Annual Meeting of Stockholders

Tuesday, April 30, 2019

2:00 p.m.

FMC Tower at Cira Centre South, 2929 Walnut Street, 24th Floor, Philadelphia, Pennsylvania

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of FMC Corporation. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

1.	Elect eleven directors, each for a term of one year.

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.

3.	Hold an advisory (non-binding) vote on executive compensation.

4.	Vote on a proposed amendment to the Company’s Restated Certificate of Incorporation and the Company’s Restated By-Laws to remove the supermajority vote requirement for the removal of directors.

5.	Consider and act upon any other business properly brought before the meeting.

THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 30, 2019:

The proxy statement and the annual report to security holders are available at www.fmc.com

March 22, 2019

By order of the Board of Directors,

Andrea E. Utecht

Executive Vice President, General Counsel and Secretary

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I.	INFORMATION ABOUT VOTING

Solicitation of Proxies

The Board of Directors (also referred to herein as the “Board”) of FMC Corporation (the “Company” or “FMC”) is soliciting proxies for use at the Company’s 2019 Annual Meeting of Stockholders and any postponements or adjournments of that meeting (as so postponed or adjourned, the “2019 Annual Meeting” or the “Annual Meeting”). The Company first mailed this proxy statement, the accompanying form of proxy and the Company’s Annual Report for 2018 on or about March 22, 2019.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect eleven directors;

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019;

3.	Hold an advisory (non-binding) vote on executive compensation;

4.	Vote on a proposed amendment to the Company’s Restated Certificate of Incorporation and the Company’s Restated By-Laws to remove the supermajority vote requirement for the removal of directors; and

5.	Conduct other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of the Company’s common stock, par value of $0.10 per share (“Common Stock”), on the record date. The record date is the close of business on March 6, 2019. You will have one vote for each share of Common Stock. As of March 6, 2019, there were 131,608,289 shares of Common Stock outstanding.

How to Vote

You may vote in one of four ways:

•	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;

•	You can vote by Internet;

•	You can vote by telephone; or

•	You can cast your vote at the Annual Meeting.

If you plan to cast your vote at the meeting, please send written notification to the Company’s Investor Relations Department, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA, 19104, so that your name can be put on an admission list held at the registration desk at the entrance to the meeting. If you are a registered stockholder and wish to vote at the Annual Meeting, in addition to the above-referenced attendance notification, you must provide proper identification as the stockholder of record at the registration desk, but no additional authorization will be required in order to cast your vote. If you hold your shares through a broker, bank or other intermediary and you wish to vote at the Annual Meeting, in addition to the above-referenced attendance notifications, you must obtain a legal proxy from your broker, bank or other intermediary authorizing you to vote at the Annual Meeting. We will be unable to accept a vote from you at the Annual Meeting without that authorization.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director and FOR Proposals 2, 3 and 4, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

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Vote Required for Action

Directors are elected by a majority of the votes cast in an uncontested election. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, any nominee who receives a majority of the votes cast with respect to his or her election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2 and 3 require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting, and adoption of Proposal 4 requires the affirmative vote of the holders of at least 80% of all outstanding shares of the Company entitled to vote at the meeting.

Abstentions or Lack of Instructions to Banks, Brokers, or Employee Benefit Plan Trustees

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposals 2, 3 and 4, abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the beneficial owner with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, but the election of directors, the advisory vote regarding executive compensation, and the amendment to the Company’s Restated Certificate of Incorporation and the Company’s Restated By-Laws are considered non-routine matters.

In the event of a broker non-vote in the election of directors or with respect to the advisory vote regarding executive compensation, and the amendment to the Company’s Restated Certificate of Incorporation and the Company’s Restated By-Laws at the Annual Meeting, the broker non-vote will not have any effect on the outcome inasmuch as broker non-votes are not counted as votes cast or as shares present and entitled to be voted with respect to any matter on which the broker has expressly not voted.

If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 19, 2019 how to vote your shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote your undirected shares in proportion to the votes received from other participants, and in the case of the Company’s other employee plans, vote your shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.

Revoking a Proxy

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Corporate Secretary of FMC;

•	Delivering a properly executed, later-dated proxy;

•	Attending the Annual Meeting and voting in person, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”; or

•	If your shares are held through an employee benefit plan, your revocation must be received by the trustee by April 19, 2019.

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II.	THE PROPOSALS TO BE VOTED ON

Proposal 1	Election of Directors

Nominees for Director

The Board of Directors consists of 11 directors, each of whom is elected to serve for a term of one year, expiring at the subsequent annual meeting of stockholders. The nominees for director this year are Pierre Brondeau, Eduardo E. Cordeiro, G. Peter D’Aloia, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Paul J. Norris, Margareth Øvrum, Robert C. Pallash, William H. Powell, and Vincent R. Volpe, Jr., each of whom is an incumbent director. If elected, these directors’ next term will expire at the 2020 Annual Meeting. Information about the nominees is contained in the section of this proxy statement entitled “Board of Directors”.

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the election of Pierre Brondeau, Eduardo E. Cordeiro, G. Peter D’Aloia, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Paul J. Norris, Margareth Øvrum, Robert C. Pallash, William H. Powell and Vincent R. Volpe, Jr. to the Board of Directors as described above.

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has approved KPMG LLP (“KPMG”) continuing to serve as the Company’s independent registered public accounting firm for 2019.

The Audit Committee periodically reviews the performance of the independent external audit firm. In conjunction with the mandated rotation of KPMG’s lead engagement partner, the Audit Committee and its chairperson also evaluate and approve the selection of KPMG’s new lead engagement partner.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG. For the years 2018 and 2017, KPMG’s fees, all of which were approved by the Audit Committee, were as follows:

($000)	2018	2017
Audit Fees(1)	16,949	20,381
Audit Related Fees(2)	4,323	1,081
Tax Fees(3)	811	858
All Other Fees(4)	817	721
TOTAL	22,900	23,041

(1)	Fees for professional services performed by KPMG for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. For 2017 and 2018, the amounts include incremental audit services related to the acquisition of certain assets relating to the crop protection business and research and development organization of E. I. duPont de Nemours and Company (“DuPont”) and for 2017 the divestiture of the Health and Nutrition business to DuPont. The amount also includes other services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.

(2)	Fees for services performed by KPMG that are principally related to employee benefit and compensation plan audits, as well as audit related services in connection with attestations by KPMG that are required by statute, regulation, or contractual requirements and, for 2018, the majority of such fees relate to audit and review services related to the initial carve-out and initial public offering of FMC’s Lithium segment.

(3)	Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, and tax audit assistance.

(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above. For the years listed above, this work is primarily related to tax filings for individual employees involved in the Company’s expatriate program.

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Pre-Approval of Independent Registered Public Accounting Firm Services

The Audit Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Audit Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services or services for which the fees to be incurred would exceed pre-approved amounts, will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee and to the Company’s Chief Financial Officer or his designee by the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer or his designee, such request or application is consistent with the rules of the Securities and Exchange Commission (“SEC”) regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee, provided that any such approval would then be reviewed by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee has determined that the independence of KPMG has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019.

Proposal 3	Advisory (Non-Binding) Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules of the SEC, our Board of Directors is submitting a proposal providing our stockholders the opportunity to cast a non-binding advisory vote on the executive compensation paid to the Company’s executive officers named in this proxy statement (“named executive officers” or “NEOs”). In 2017, our stockholders voted that we continue our past practice of conducting a non-binding advisory vote on executive compensation (“Say on Pay”) on an annual basis. Accordingly, the Company currently conducts a Say on Pay vote annually.

This advisory vote on executive compensation is non-binding on the Board, will not overrule any decision by the Board and does not compel the Board to take any action. However, the Board and the Compensation and Organization Committee (the “Compensation Committee”) may consider the outcome of the vote when considering future executive compensation decisions. Specifically, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board and the Compensation Committee believe that the Company’s executive compensation programs and policies and the compensation decisions for 2019 described in this proxy statement (i) support the Company’s business objectives, (ii) link the interests of the executive officers and stockholders, (iii) align NEO pay with individual and the Company’s performance, without encouraging excessive risk-taking that could have a material adverse effect on the Company, (iv) provide NEOs with a competitive level of compensation and (v) promote retention of the NEOs and other senior leaders. In 2018, 59.9% of the shares voting approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in the 2018 proxy statement.

For the reasons discussed above (and further amplified in the compensation disclosures made in this proxy statement), the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures set forth in this proxy statement).

The Board of Directors recommends a vote FOR the above resolution.

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Proposal 4	Elimination of Supermajority Requirements to Remove Directors

The Certificate of Incorporation and By-Laws currently require a supermajority 80% stockholder vote to remove directors with or without cause. Subject to the approval of the stockholders at the Annual Meeting, the Board of Directors has declared advisable, and recommends that stockholders vote in favor of, the proposed amendments of the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Restated By-Laws (the “By-Laws”) to eliminate the supermajority stockholder approval currently required to remove directors from our Board, and replace such supermajority requirements with a simple majority approval requirement. The proposed amendments to the Certificate of Incorporation and By-Laws to eliminate these supermajority requirements (the “Proposed Amendments”) are described below.

Background of the Proposal

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, which is comprised entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company and reports them to the Board. The Nominating Committee, in making its recommendation to the Board regarding the Proposed Amendments, and the Board, in declaring the Proposed Amendments advisable, considered the advantages and disadvantages of maintaining the supermajority approval requirements concerning the removal of directors. The Board recognizes the growing sentiment of a number of institutional and other stockholders, and proxy advisory firms, which favor simple majority stockholder approval to remove directors. In this context, and upon the recommendation of the Nominating Committee, the Board determined that the Proposed Amendments to the Certificate of Incorporation and By-Laws to eliminate the supermajority stockholder approval requirements for the removal of directors are advisable and in the best interests of the Company and its stockholders, and the Board directed that the Proposed Amendments be submitted to our stockholders for approval at the Annual Meeting.

The Proposed Amendments

The Proposed Amendments comprise two changes to our Certificate of Incorporation and one revision to our By-Laws.

First, the Board of Directors recommends amending Section (b) of Article EIGHTH of the Certificate of Incorporation, to delete the following paragraph:

“Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.”

If the Proposed Amendments are adopted by our stockholders at the Annual Meeting and become effective, the Certificate of Incorporation will not include any provision concerning the removal of directors. As a result, directors will be able to be removed with or without cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, as provided by the Delaware General Corporation Law, and which will also be described in the By-Laws (as amended below pursuant to the Proposed Amendments).

Second, the Board of Directors recommends modifying Section (a) of Article TENTH of the Certificate of Incorporation. This provision of the Certificate of Incorporation provides that any changes to the Certificate of Incorporation and By-Laws which require a supermajority vote to remove directors (and certain other provisions of the Certificate of Incorporation and By-Laws) may not be amended without the affirmative vote of the holders of at least 80% of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class. The Proposed Amendments provide for the deletion from Section (a) of Article TENTH of the Certificate of Incorporation of all references to the sections of the Certificate of Incorporation and By-Laws concerning the removal of directors.

Third, the Board of Directors recommends modifying Article IV, Section 3 of the By-Laws, which currently provides that any director may be removed with or without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. If the Proposed Amendments are adopted by our stockholders at the Annual Meeting, Article IV, Section 3 of the By-Laws will be amended to provide that any director may be removed with or without cause, only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. This modified provision would be consistent with the default standard under the Delaware General Corporation Law for the removal of directors that applies in the absence of any contrary provisions in a Delaware corporation’s certificate of incorporation or by-laws.

When all three changes are considered together, if the Proposed Amendments are adopted by our stockholders at the Annual Meeting and become effective, subsequent amendments of the provisions of the Certificate of Incorporation and By-Laws concerning the removal of directors will require the affirmative vote of a majority of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class.

The Board of Directors recommends a vote FOR the proposed amendments to the Certificate of Incorporation and By-Laws to remove the supermajority requirements described herein.

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III.	BOARD OF DIRECTORS

Director Qualifications

Directors are selected based on integrity, successful business experience, stature in their own fields of endeavor and diversity of perspectives they bring to the Board. Desired attributes of all directors include (i) ability to reach thoughtful, independent and logical judgments on difficult and complex issues; (ii) demonstrated leadership; (iii) knowledge, experience and skills in at least one specialty area relevant to the Company’s lines of business; (iv) accountability; (v) objectivity; and (vi) willingness and ability to cooperate and engage with other members of the Board openly and constructively. Directors must also be able to view the issues the Company faces from the stockholders’ perspective and be committed to representing the long-term interests of our stockholders. Our Statement of Governance Principles, Policies and Procedures requires that a substantial majority of directors (at least two thirds) must be independent. We also require that our directors be able to commit the time necessary to ensure the diligent performance of their duties.

In addition, the Board as a whole should reflect a range of experience, skills, diversity and expertise. Areas of interest may include: (i) senior management experience, (ii) international experience, (iii) accounting and financial expertise, (iv) technology expertise, (v) academic or scientific expertise, (vi) chemical industry experience, (vii) government or public interest experience, (viii) agriculture-related industry experience and (ix) corporate governance and public company experience. To understand the context in which these skills, diversity and expertise are required, please see the description of the Company in the “Executive Summary” of the Compensation Discussion and Analysis section.

Board Diversity

We believe that maintaining a diverse Board membership with varying backgrounds, skills, expertise and other differentiating personal characteristics enhances the quality and diversity of thought in the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. In seeking candidates who possess diversity of experience, background and perspective, the Nominating and Corporate Governance Committee casts a wide net and considers candidates whose diversity is based on race, gender, industry experience, type of position held, and other board experience. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company.

BOARD DIVERSITY

(1)	There are two female directors who serve on the Board, K’Lynne Johnson and Margareth Øvrum, and one Hispanic director, Eduardo Cordeiro.

The professional experience, qualifications, skills and expertise of each director nominee is set forth below.

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Nominees for Director

New Term Expiring in 2020

Pierre Brondeau

Principal Occupation: CEO and

Chairman, FMC Corporation
Age: 61
Director Since: 2010

Mr. Brondeau was elected Chairman of the Company in October 2010. Before joining the Company as President and Chief Executive Officer in January 2010, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008.

Other Board Experience

Mr. Brondeau is a member of the Board of Directors of TE Connectivity, and is Chairman of the Board of Directors of Livent Corporation.

Qualifications

Mr. Brondeau has extensive senior executive leadership experience at large multi-national public companies engaged in the specialty materials and chemicals industries, as well as many years of international business experience in the United States and Europe. In addition, he has significant expertise in finance and mergers and acquisitions, as well as other areas of business, all of which make him an important contributor to the Board.

Eduardo E. Cordeiro

Principal Occupation: Former Executive
Vice President, Chief Financial Officer,
and President, Americas Region, of Cabot
Corporation, a global specialty chemicals and
performance materials company

Age: 51

Director Since: 2011

Mr. Cordeiro served as Executive Vice President and Chief Financial Officer of Cabot Corporation from 2009 until May 2018, and served as an advisor to Cabot through the remainder of 2018. From 2014 to 2018 he also served as President, Americas Region. He joined Cabot in 1998 and has held several corporate, business and executive management positions including General Manager of Cabot’s Fumed Metal Oxides and Tantalum businesses and Vice President of Corporate Strategy. Prior to joining Cabot, Mr. Cordeiro was a consultant with The Boston Consulting Group and a founding partner of The Economics Resource Group.

Qualifications

Mr. Cordeiro brings extensive strategy, finance and chemical industry experience to the Board. He has developed corporate strategy experience working for The Boston Consulting Group and more specifically chemical industry strategy experience leading Cabot’s corporate strategy function. He also brings deep financial experience having held multiple finance roles at Cabot throughout his 20-year career, including, most recently, the CFO position. Mr. Cordeiro also brings operational and chemical industry business experience to the Board having been General Manager for two of Cabot’s core specialty chemical businesses.

G. Peter D’Aloia

Principal Occupation: Former Managing Director
and member of the Board of Directors of Ascend
Performance Materials Holdings, Inc., a producer
of Nylon 66 and related chemicals

Age: 74

Director Since: 2002

Mr. D’Aloia served as Managing Director and a member of the Board of Directors of Ascend Performance Materials Holdings, Inc. from June 1, 2009 until March 31, 2017. From February 2000 until June 2008, Mr. D’Aloia served as Senior Vice President and Chief Financial Officer of Trane, Inc. (formerly American Standard Companies, Inc.). Prior to that, he was employed by Honeywell (formerly AlliedSignal Inc.), a diversified industrial company, most recently serving as Vice President-Strategic Planning and Business Development. He spent 28 years with AlliedSignal Inc. in diverse management positions, including Vice President-Taxes, Vice President and Treasurer, Vice President and Controller, and Vice President and Chief Financial Officer for the Engineered Materials sector.

Other Board Experience

Mr. D’Aloia is a member of the Board of Directors of Wabco, Inc. and Livent Corporation. He previously served on the Board of Directors of ITT Corporation.

Qualifications

Mr. D’Aloia’s significant financial and business experience resulting from senior executive, financial and strategic planning roles in large manufacturing operations, enable him to be a key strategic advisor to the Company and to serve as a financial expert on the Audit Committee. In addition, his service as a director of other public companies provides him significant insight into corporate governance issues.

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C. Scott Greer

Principal Occupation: Principal, Greer and
Associates, a private investment management firm

Age: 68

Director Since: 2002

Since June 2006, Mr. Greer has been a principal in Greer and Associates, a private investment management firm. Until June 2005, he was Chairman, President and Chief Executive Officer of Flowserve Corporation, a manufacturer of industrial flow management equipment. He served as Chairman from April 2000 and as its President and Chief Executive Officer from January 2000. Mr. Greer joined Flowserve Corporation in 1999 as President and Chief Operating Officer. Prior to joining Flowserve, Mr. Greer was President of UT Automotive, a subsidiary of United Technologies Corporation, a supplier of automotive systems and components, from 1997 to 1999. He was President and a director of Echlin, Inc., an automotive parts supplier, from 1990 to 1997, and its Chief Operating Officer from 1994 to 1997.

Other Board Experience

Mr. Greer served on the Board of Directors of Washington Group from 2002 to 2007. He was also a member of the Board of Directors of eMedicalFiles, Inc.

Qualifications

Mr. Greer’s experience in senior executive roles, including as Chairman and CEO of a publicly-traded global manufacturing operation, as well as his service as a director of other public companies, have given him deep expertise in the governance and operation of large multinational companies. His tenure with Flowserve Corporation, a supplier of equipment to chemical companies, provided him with significant knowledge of the chemical industry. Finally, having passed the CPA exams, he has financial expertise which enhances his contribution to the Board.

K’Lynne Johnson

Principal Occupation: Former CEO, President and
Executive Chair of Elevance Renewable Sciences,
Inc., a global specialty chemicals company

Age: 50

Director Since: 2013

Ms. Johnson was Executive Chair of Elevance Renewable Sciences, Inc. from October 2015 until the end of February 2016. Prior to being named Executive Chair, Ms. Johnson served for eight years as CEO and President. Elevance products and technologies are used in personal care products, detergents and cleaners, lubricants and additives, engineered polymers and other specialty chemicals markets. Previously, Ms. Johnson served as Senior Vice President of the Global Derivatives operating company within BP Innovene, one of the world’s largest global petrochemical and refining companies. She has served in a variety of leadership and executive positions for 25 years at Amoco, BP Chemicals, Innovene and Elevance.

Other Board Experience

Ms. Johnson is a member of the Board of Directors of Trinseo S.A.

Qualifications

As a result of her work experience, Ms. Johnson has acquired significant knowledge of Asia and Europe, markets which represent approximately one half of the Company’s business, as well as new technology and technology development. As the Company moves more towards a technology company with the acquisition of certain of DuPont’s patented crop protection technologies and its discovery research capabilities, such expertise is invaluable to the Board.

Dirk A. Kempthorne

Principal Occupation: Retired President and
CEO, American Council of Life Insurers

Age: 67

Director Since: 2009

Governor Kempthorne served as President and CEO of the American Council of Life Insurers from 2010 to 2018. Prior to that, he served as the 49th United States Secretary of the Interior from June 2006 until January 2009. From January 1999 until his appointment as Secretary of the Interior, Governor Kempthorne served as the Governor of Idaho. He was also a United States Senator representing the State of Idaho from 1993 to 1999 and was the Mayor of Boise, Idaho from 1986 to 1993. Governor Kempthorne has been Chairman of the National Governors Association, Chairman of the Western Governors Association and President of the Council of State Governments. He also served as a member of the Homeland Security Task Force.

Other Board Experience

Governor Kempthorne is a member of the Board of Directors of Olympic Steel, and in January 2019 was appointed to the Board of Directors of Robert Half International.

Qualifications

Governor Kempthorne’s lengthy experience in government, both on the federal and state level, makes him well qualified to serve as a director of the Company, which interfaces with numerous regulatory agencies in several facets of its operations. In his various governmental positions, Governor Kempthorne was responsible for submitting budgets for governmental entities, fulfilling fiduciary responsibilities for the proper use of such funds, addressing inquiries from rating agencies and adhering to the highest accounting and ethical standards.

Paul J. Norris

Principal Occupation: Retired Chairman and
Chief Executive Officer of W. R. Grace & Co., a
manufacturer of specialty chemicals

Age: 71

Director Since: 2006

Until May 2005, Mr. Norris served as Chairman and Chief Executive Officer of W. R. Grace & Co., a manufacturer of specialty chemicals. Mr. Norris was actively engaged in W. R. Grace’s businesses for the six years prior to his retirement as Chief Executive Officer. He resigned as a member of W. R. Grace’s Board of Directors in February 2010. Mr. Norris joined W.R. Grace as President and CEO in November 1998 and became Chairman in January 1999. Prior to joining W.R. Grace, Mr. Norris was at AlliedSignal Inc. (now known as Honeywell) for nine years and served as Senior Vice President and President, Specialty Chemicals, from 1997 to 1998; President, AlliedSignal Polymers Division from 1994 to 1997; and President, AlliedSignal Chemicals & Catalysts (formerly Fluorine Products Division) from 1989 to 1994. From 1981 to 1989, Mr. Norris served in various executive capacities with Engelhard Corporation (now a part of BASF Corporation), including President of Catalysts and Chemicals, Senior Vice President and General Manager of Catalysts, and Vice President and Business Director for Petroleum Catalysts.

Other Board Experience

Mr. Norris has previously served on the Board of Directors of Borden Chemicals, Inc., Ecolab, Inc. and Nalco Holding Company, and he served as the Non-Executive Chairman of the Board of Directors of Sealy Corporation. He also previously performed advisory services for Kohlberg Kravis Roberts & Co.

Qualifications

As the former Chairman and CEO of a specialty chemical company and with over 35 years in the chemical industry, as well as a director on public company boards of directors, Mr. Norris has significant business and corporate governance experience relevant to the Company which makes him well qualified to serve as a director.

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Margareth Øvrum

Principal Occupation: Executive Vice President,
Development & Production Brazil of Equinor
ASA, an international oil and gas exploration
and production company, and President of
Equinor Brazil

Age: 60

Director Since: 2016

Ms. Øvrum has served as Executive Vice President of Equinor ASA (formerly known as Statoil ASA) since 2004. In October 2018, she was named Executive Vice President, Development & Production Brazil. Over her career, Ms. Øvrum has had global responsibility for technology research, procurement, projects and drilling. Prior to her current position, she held numerous senior leadership positions within Equinor, including Executive Vice President, Technology, Projects & Drilling; Executive Vice President, Technology and New Energy; Executive Vice President, Health and Safety; Senior Vice President, Operations Support; Vice President, Veslefrikk Field; and Platform Manager.

Other Board Experience

Ms. Øvrum is a member of the Board of Directors of Alfa Laval AB.

Qualifications

Ms. Øvrum’s strong operations background provided her with deep experience in process technology, safety, sustainability and environmental management, all of which are critically important to a chemical company. Further, her wide international view and exceptional knowledge of European markets, where the Company has approximately one quarter of its business, acquired while executing very large projects in a number of different countries, make her a valuable contributor to the Board of the Company. Her current experience in Brazil, which is a significant market for the Company, also enhances her value as a director.

Robert C. Pallash

Principal Occupation: Retired President, Global
Customer Group and Senior Vice President
of Visteon Corporation, an automotive parts
manufacturer

Age: 67

Director Since: 2008

Until December 2013, Mr. Pallash served as President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer, since January 2008. From August 2005 to January 2008, Mr. Pallash was Senior Vice President, Asia Customer Group for Visteon. He joined Visteon in September 2001 as Vice President, Asia Pacific. Visteon filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in May 2009 and exited in October 2010. Prior to joining Visteon, Mr. Pallash served as President of TRW Automotive Japan from 1999.

Other Board Experience

Mr. Pallash is a member of the Board of Directors of Livent Corporation. Until December 2013, he served on the Board of Directors of Halla Climate Controls in South Korea, a majority-owned subsidiary of Visteon Corporation.

Qualifications

Mr. Pallash’s international experience, particularly in Asia where the Company has approximately one-quarter of its business, enables him to bring significant value as a member of the Board.

William H. Powell

Principal Occupation: Retired Chairman and
Chief Executive Officer of National Starch and
Chemical Company, a producer of specialty
polymers, electronic and engineering materials,
and specialty food ingredients

Age: 73

Director Since: 2011

Mr. Powell retired as Chairman and Chief Executive Officer of National Starch and Chemical Company in 2006. He joined National Starch in 1976 and held numerous management and executive positions in the company. When National Starch was a subsidiary of the UK chemical company ICI PLC, Mr. Powell was an Executive Vice President and a director of ICI PLC. Prior to joining National Starch, he was with Novamont Corporation and Air Products and Chemicals, Inc., and served as an officer in the United States Air Force.

Other Board Experience

Mr. Powell currently serves as a non-executive director for PolyOne Corporation and served as a member of the Board of Directors of Granite Construction Incorporated until June 2018.

Qualifications

Mr. Powell’s deep background in the chemical industry, his global expansion and innovation systems experience, his extensive public company board service, and his role as a chief executive officer during periods of growth add great value to the Board of the Company.

Vincent R. Volpe, Jr.

Principal Occupation: Chairman, CEO,
President and Principal of the LeHavre Athletic
Club, France’s oldest professional soccer team

Age: 61

Director Since: 2007

In 2015 Mr. Volpe became Chairman, CEO, President and Principal of the LeHavre Athletic Club, France’s oldest professional soccer team. Until September 2015, Mr. Volpe was the Chief Executive Officer, President and a director of Dresser-Rand Group, Inc., a leading supplier of rotating equipment solutions to the worldwide oil, gas, petrochemical and process industries. He had served in those positions since his election in September 2000. Previously he served as Chief Operating Officer of Dresser-Rand Group, Inc. from 1999 until September 2000. After joining Dresser-Rand in 1981, Mr. Volpe held several diverse management positions. He served as President, Turbo Products Division from 1997-1999; President-Europe from 1996-1997; Vice President and General Manager, Turbo Products Division-European Operations from 1993-1996; Executive Vice President, European Operations from 1992-93; and Vice President, Marketing and Engineering, Steam & Turbo Products-European Operations.

Other Board Experience

Mr. Volpe is an advisor to the Board of Directors of Archbishop Walsh High School (Olean, NY). He previously served as Vice Chairman of the Board of Directors of eCORP International LLC.

Qualifications

Based on his previous role as the CEO of a large manufacturing company, as well as other significant positions within that company, Mr. Volpe has the senior executive, operating and corporate governance experience necessary to provide valuable oversight to the Company in the conduct of its business. His significant international experience and linguistic capabilities are also of great advantage to the Company, with 75% of its business outside of North America.

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IV.	INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings

During 2018, the Board of Directors held five regular meetings and three telephonic meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board and all Committees on which they served.

Committees and Independence of Directors

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Organization Committee, a Nominating and Corporate Governance Committee, an Executive Committee and a Sustainability Committee.

The Audit Committee, Compensation and Organization Committee, Nominating and Corporate Governance Committee and Sustainability Committee are all composed of non-employee directors, each of whom has been determined by the Board to be independent on the basis set forth below. With the exception of the Chief Executive Officer, Mr. Brondeau, no director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates.

The Board has affirmatively determined that none of the non-employee directors has any material business, family or other relationship with the Company, its subsidiaries or affiliates other than as a director, and that they all qualify as independent. Specifically, the independent directors are Messrs. Cordeiro, D’Aloia, Greer, Kempthorne, Norris, Pallash, Powell and Volpe, Ms. Johnson and Ms. Øvrum. In order to be considered independent by the Board, a director or nominee must meet the requirements set forth in the SEC and New York Stock Exchange (“NYSE”) rules regarding independence.

Mr. Cordeiro was an executive officer of Cabot Corporation during 2018, a business that has engaged in transactions with the Company in the past year. The Board has determined that none of these transactions, individually or in the aggregate, were material to the Company or the other entity, and that Mr. Cordeiro does not have a material interest in the transactions. Furthermore, the Board noted that that the transaction amounts fall below the thresholds established by the NYSE for determining independence. The Company’s purchases from Cabot Corporation were $77,519 in 2018, $150,479.97 in 2017 and $49,325.14 in 2016; and there were no sales to Cabot Corporation during the past three years. On the basis of its evaluation, the Board has concluded that Mr. Cordeiro meets the independence standards applied by the Board.

Certain of our non-employee directors, namely Ms. Johnson, Ms. Øvrum and Mr. Kempthorne, serve as outside directors for companies with which FMC conducts an immaterial amount of business in the ordinary course, such as the purchase or sale of goods and services. The Board has determined that none of these FMC non-employee directors has a material interest in these transactions given that their sole relationship with the companies is as an outside director. On the basis of its evaluation, the Board has concluded that Ms. Johnson, Ms. Øvrum and Mr. Kempthorne meet the independence standards applied by the Board.

Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review the effectiveness and adequacy of the Company’s internal controls
•	Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10K and 10Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations
•	Review the effectiveness, scope and performance of activities of the independent registered public accounting firm and the internal auditor function
•	Review significant changes in accounting policies
•	Select the independent registered public accounting firm and confirm its independence
•	Review potentially significant litigation
•	Review federal income tax issues
•	Review the Company’s policies with respect to risk assessment and risk management

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•	Review with management the Company’s earnings releases
•	Monitor the Company’s compliance with legal and regulatory requirements
•	Pre-approve audit and non-audit services provided by the independent registered public accounting firm

Members: Mr. Cordeiro (Chair), Mr. D’Aloia, Mr. Pallash, and Mr. Volpe. The Board of Directors has determined that both Messrs. Cordeiro and D’Aloia meet the SEC requirements for an “audit committee financial expert” and all current members of the Committee are “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2018: 7

Compensation and Organization Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”.

The principal duties of this Committee are discussed more fully in the Compensation Discussion and Analysis, and include, among other things:

•	Review and approve compensation policies and practices for senior executives
•	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers
•	Review as necessary the Company’s compensation programs, policies and practices with respect to risk assessment
•	Review performance and establish the total compensation for the Chief Executive Officer and other senior executives
•	Administer the Company’s Incentive Compensation and Stock Plan and determine whether to authorize any delegation permitted under the plan
•	Review the Compensation Discussion and Analysis and based on such review, recommend to the Board of Directors that it be included in the annual proxy statement
•	Review stockholder votes and other input on executive compensation practices and independently determine if any changes are necessary
•	Review significant organizational changes and management succession planning
•	Recommend to the Board of Directors candidates for officers of the Company
•	Review the terms of employment agreements, severance agreements, change in control agreements and other compensatory arrangements for senior executives
•	Oversee evaluation of management performance and development
•	Review executive stock ownership guidelines and oversee clawback, hedging, and pledging policies

Members: Mr. Greer (Chair), Ms. Johnson, Mr. Norris and Mr. Powell.

Number of Meetings in 2018: 6

Nominating and Corporate Governance Committee

The Board of Directors has adopted a written charter that outlines the duties of the Nominating and Corporate Governance Committee, including conducting an annual self-assessment, which is within The Statement of Governance Principles, Policies and Procedures. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review and recommend candidates for director
•	Recommend Board of Directors meeting formats and processes
•	Oversee corporate governance, including an annual review of governance principles
•	Review and approve director compensation policies, including the determination of director compensation
•	Oversee Board of Directors and Committee evaluation procedures
•	Determine director independence
•	Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Mr. Norris (Chair), Mr. Cordeiro, Mr. D’Aloia, Mr. Greer, Mr. Kempthorne and Ms. Øvrum.

Number of Meetings in 2018: 3

Executive Committee

The Executive Committee acts in place of the Board of Directors when the full Board of Directors is not in session.

Members: Mr. Brondeau (Chair), Mr. Volpe, Mr. Greer and Mr. Cordeiro (Alternate).

Number of Meetings in 2018: The Executive Committee did not meet in 2018.

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Sustainability Committee

The Board of Directors has adopted a written charter that outlines the duties of the Sustainability Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, are to:

•	Monitor the Company’s Sustainability Program, including program development and advancement, goals and objectives, and progress toward achieving those objectives, as well as the following subprograms:
–	Employee occupational safety and health, and process safety programs
–	Environmental responsibility
–	Programs with regard to the American Chemistry Council’s Responsible Care® initiative

Members: Mr. Kempthorne (Chair), Ms. Johnson, Ms. Øvrum, Mr. Pallash and Mr. Powell.

Number of Meetings in 2018: 3

Director Who Presides Over Executive Sessions

In accordance with the FMC Corporation Statement of Governance Principles, Policies and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. The Lead Director, Mr. Volpe, presides over these sessions. See the section below entitled “Board Leadership Structure” for additional information regarding the role of the Lead Director. In addition, see the section below entitled “Communicating with the Board” for procedures for communicating with the Lead Director.

Director Compensation

Compensation Policy

The Company maintains the FMC Corporation Non-Employee Directors Compensation Policy to provide for the compensation described below. The Nominating and Corporate Governance Committee is responsible for reviewing and approving director compensation. Competitive market data on director pay levels and design practices are prepared by and reviewed with the Company’s consultant, Aon. The Non-Employee Directors Compensation Policy is not applicable to directors who are also employees of the Company. Accordingly, Mr. Brondeau received no additional compensation for his service as a director. For a description of the compensation paid to Mr. Brondeau for his service during 2018 as our CEO, see below under the heading “Executive Compensation”.

Retainer and Fees

Currently, each non-employee director is paid an annual retainer of $100,000 or a prorata amount for any portion of a year served. The retainer is paid in quarterly installments in cash, unless the director elects to receive all or part of it in restricted stock units (or “RSUs”). Restricted stock units paid in respect of the annual retainer are subject to forfeiture on a prorata basis if the director does not serve for the full year in respect of which the retainer is paid. The forfeiture condition is waived in the event of a change in control of the Company or if the director’s service ceases due to his or her death or disability. Each director who chairs a Committee is paid an additional $10,000 per year except the Chairman of the Compensation Committee who is paid an additional $15,000 per year, and the Chairman of the Audit Committee who is paid an additional $20,000 per year. Audit Committee members also receive an additional $5,000 annual retainer. The Lead Director is paid an additional $25,000 annual retainer. On May 1, 2019, the Lead Director retainer will be increased to $30,000, and the Nominating Committee Chairman and Sustainability Committee Chairman retainers will be increased to $15,000.

Annual Grant of Restricted Stock Units

Currently, each non-employee director also receives an annual grant of restricted stock units having a value of $130,000 on the date of grant. On May 1, 2019, the value of the annual grant of restricted stock units will increase to $140,000 per year. These restricted stock units vest at the Annual Meeting of Stockholders held in the year following the date of grant or, if sooner, upon a change in control of the Company. In addition, these restricted stock units will vest on a prorata basis if the director dies before the Annual Meeting at which the units would have otherwise vested.

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Payment of Vested Restricted Stock Units

A director is permitted to specify, prior to the year in which the restricted stock units are credited, the date upon which he or she wishes to receive payment in Common Stock of the fully vested restricted stock units. In the absence of an election, payment will be made upon the earlier of a director’s cessation of service on the Board or a change in control of FMC. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, which policy is described below.

Other Compensation

Non-employee directors receive dividend equivalent rights on all restricted stock units awarded as part of their annual retainers and on any vested restricted stock units awarded as an annual grant. Such dividend equivalent rights are credited in the form of additional restricted stock units equal in value to the cash dividends paid to stockholders. No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans, including, but not limited to, the qualified and nonqualified pension plans. The Company supports the charitable donations of directors under its matching gifts plan that provides a dollar-for-dollar match of gifts up to $15,000 per year to certain educational institutions, arts and cultural organizations, and conservation and civic organizations.

Director Stock Ownership Policy

The Company has established guidelines setting expectations for the ownership of Common Stock by directors. The Director Stock Ownership Policy, which was amended and restated in October 2018, requires that directors hold a minimum of five times the value of the annual retainer (the “ownership requirement”), currently $500,000. For this purpose, undistributed shares underlying restricted stock units (both vested and non-vested) are considered “held” by a director. A director has five years from the date of his or her election to the Board to achieve compliance with the ownership requirement. However, even during the initial five-year phase-in period, directors are not permitted to sell shares of Common Stock, other than to satisfy tax liabilities triggered by Company equity grants, unless they will be in compliance with the ownership requirement (calculated based on the then-current annual cash retainer) immediately following any sale of Common Stock. Compliance with the ownership requirement is measured at the time of any proposed sale or disposition of shares of Common Stock by a director, and after the initial five-year phase-in period, on December 31 of each year.

DIRECTOR COMPENSATION TABLE 2018

The table below shows the total compensation paid to each non-employee director who served on the Board during 2018.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	All Other Compensation(3) ($) (d)	Total ($) (e)
Eduardo E. Cordeiro	125,000	130,040	10,194	265,234
G. Peter D’Aloia	113,333	130,040	15,044	258,417
C. Scott Greer	115,000	130,040	8,652	253,692
K’Lynne Johnson	100,000	130,040	15,814	245,854
Dirk A. Kempthorne	110,000	130,040	26,695	266,735
Paul J. Norris	111,667	130,040	35,443	277,150
Margareth Øvrum	100,000	130,040	3,044	233,084
Robert C. Pallash	105,000	130,040	20,575	255,615
William H. Powell	100,000	130,040	17,770	247,810
Vincent R. Volpe, Jr.	125,000	130,040	39,639	294,679
(1)	Messrs. Kempthorne, Norris, and Volpe each elected to receive his $100,000 cash retainer in RSUs, which resulted in the grant of 1255 of RSUs to such directors. Ms. Øvrum elected to receive half of her $100,000 cash retainer in RSUs, which resulted in the grant of 628 of RSUs to her.
(2)	The amounts in Column (c) reflect the grant date fair value of directors’ stock awards for 2018 computed in accordance with FASB ASC Topic 718. See Note (15) to the Consolidated Financial Statements contained in the Company’s report on Form 10K for the year ended December 31, 2018 for the assumptions used in the valuations that appear in this column. The grant date for all directors was May 1, 2018 and the number of shares granted was based on a closing price of $79.73 as of the preceding day. The aggregate number of restricted stock units outstanding at fiscal year-end for each non-employee director is as follows: Mr. Cordeiro, 10,249; Mr. D’Aloia, 25,219; Mr. Greer, 15,464; Ms. Johnson, 18,663; Mr. Kempthorne, 28,058; Mr. Norris, 56,878; Ms. Øvrum, 7,118; Mr. Pallash, 33,603; Mr. Powell, 12,859; and Mr. Volpe, 40,354.
(3)	This total includes the amount of dividend equivalent payments made to each director, as well as Company charitable donations under the matching gifts plan, which are limited to $15,000 per director per year. Such matching gifts included: for Mr. Cordeiro, $5,000; for Ms. Johnson, $5,000; for Mr. Kempthorne, $10,000; for Mr. Powell, $10,000; and for Mr. Volpe, $15,000. The balance of the amount shown for each director is comprised of dividend equivalent payments.

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(4)	In connection with an initial public offering of approximately fifteen percent of the shares of our majority owned subsidiary, Livent Corporation (“Livent”), in October 2018, Messrs. D’Aloia and Pallash joined Livent’s board of directors. Pierre Brondeau and Andrea Utecht also served as directors of Livent during 2018, but they received no compensation from Livent in 2018 in respect of their service on the board of directors. All of the compensation received by Mr. Brondeau and Ms. Utecht with respect to 2018 is reflected in the Summary Compensation Table. Messrs. D’Aloia and Pallash received the following compensation in their capacity as non-employee directors of Livent during 2018, which will also be reflected in the 2019 annual meeting proxy statement of Livent.

LIVENT CORPORATION DIRECTOR COMPENSATION TABLE 2018

Name (a)	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Pierre Brondeau	—	—	—	—
G. Peter D’Aloia	$22,356	$47,344	—	$69,700
Robert C. Pallash	$23,753	$47,344	—	$71,097
Andrea Utecht	—	—	—	—

Corporate Governance

Communicating with the Board

Stockholders and any interested parties may communicate with the Board of Directors, the Lead Director, or any individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. All communications with the Board, the Lead Director or any individual director will be delivered as addressed.

Director Nomination Process

The Nominating and Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating and Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter and summarized in the sections above entitled “Director Qualifications” and “Board Diversity”. The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of each nominee’s qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation.

In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s By-Laws. Notice of a stockholder’s intent to nominate one or more candidates for election as directors at the 2020 Annual Meeting must be delivered to the Company at the address set forth below, not later than January 31, 2020. All nominations, together with the additional information required by the Company’s By-Laws, must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary at the same address. The Board reserves the right not to include such nominees in the proxy statement.

Our by-laws include a proxy access provision which allows a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article IV, Section 2 and 2A of our by-laws. Notice of any such nomination for the 2020 Annual Meeting must be received by the Corporate Secretary of the Company at FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104, no earlier than October 24, 2019 nor later than November 25, 2019. However if the date of our 2020 Annual Meeting is more than 30 days before or more than 60 days after April 30, 2020 (the anniversary of the 2019 Annual Meeting) then notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting and (ii) the tenth day following the day on which notice or prior public disclosure of the date of the 2020 Annual Meeting is given or made to stockholders.

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Annual Performance Review

The Board and Committees perform annual self-evaluations of their performance. A lengthy questionnaire is sent to each director covering several topics, including Board structure and composition (and what additional skills, if any, may be needed), preparation of members and whether they stay abreast of issues, understanding of Company strategy, whether expectations and concerns are adequately communicated to the CEO, CEO succession planning procedures, performance of committees, and length and content of Board meetings. Each Committee member also completes a shorter questionnaire assessing the performance of his or her Committee.

After obtaining written responses to the questionnaires, the Corporate Secretary conducts a telephone interview with each director to elicit elaboration of views expressed and any other issues the director wishes to discuss. A written report summarizing the responses from the questionnaires and the telephone interviews is presented to the Nominating and Corporate Governance Committee to determine whether any action is required, with a copy of the report also going to the full Board. Individual responses remain anonymous to ensure complete candor.

Any concern or issue with regard to an individual director’s performance would be reviewed with the Lead Director for discussion with the director and any further action. The Board is committed to ensuring that its members maintain the necessary skills, qualifications, experience and diversity, and the Board will continue to consider and implement changes to the composition of the Board in light of its annual performance evaluations and new skills, if any, required in connection with strategic initiatives.

Retirement/Resignation Policy for Directors

Pursuant to our Statement of Governance Principles, Policies and Procedures, it is the policy of the Board that non-employee Directors will retire from the Board no later than the annual meeting following their 75th birthdays. The Board believes that long-tenured directors can be beneficial because of their deep knowledge of the Company acquired through service, the continuity and stability they offer, and their grasp of the historical perspectives that can inform Company strategy.

In addition, our Statement of Governance Principles, Policies and Procedures requires that a non-employee Director submit his or her resignation from the Board upon termination of his or her active service as an employee of his/her current employer or a significant change in responsibilities. The Nominating and Corporate Governance Committee shall review the situation and make a recommendation to the Board as to whether to accept the resignation. In the case of any such required retirement or resignation, the Board may request that a director who would otherwise be due to retire or resign continue his or her service if (a) the policy would result in multiple director retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders.

In accordance with our majority voting standard for the election of directors in uncontested elections, incumbent director nominees are required to tender a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at any meeting of stockholders at which directors are being elected and (ii) the Board accepts such resignation.

Directors who are also executive officers of the Company are expected to retire from the Board simultaneous with retirement as an executive of the Company unless requested by the Board to continue as a Board member for an agreed period.

Attendance at Annual Meetings

The Company’s policy is that all directors are expected to attend the Annual Meeting of Stockholders. All incumbent directors attended the 2018 Annual Meeting.

Stockholder Proposals for the 2020 Annual Meeting

Stockholders may make proposals to be considered at the 2020 Annual Meeting. In order to make a proposal for consideration at the 2020 Annual Meeting, a stockholder must deliver notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides public disclosure of the date of the 2020 Annual Meeting less than 70 days in advance of the meeting date, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the Annual Meeting.

In addition to being able to present proposals for consideration at the 2020 Annual Meeting, stockholders may also be able to have their proposals included in the Company’s proxy statement and form of proxy for the 2020 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 25, 2019, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

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Corporate Governance Documents

The Company’s website is located at www.fmc.com. The following corporate governance documents are posted on the Investor Relations page of the website:

•	Audit Committee Charter
•	Compensation and Organization Committee Charter
•	FMC Statement of Governance Principles, Policies and Procedures (This document includes both the Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Principles.)
•	Sustainability Committee Charter

Board Leadership Structure

Currently the positions of Chairman of the Board and Chief Executive Officer of the Company are combined. Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time. When the positions are not separate, a Lead Director shall be appointed from among the independent directors. The Board has determined that the current Board structure, which combines the Chief Executive Officer and Chairman positions, and includes a Lead Director, best serves the interests of the Company and its stockholders. Combining the two roles allows for clear accountability, effective decision-making, alignment with corporate strategy, and continuity of leadership, while maintaining full engagement of the independent directors. As set forth in the Corporate Governance Principles, the responsibilities of the Lead Director under this structure include: serving as the liaison between the Chairman and the independent directors, advising on information sent to the Board, approving meeting agendas and schedules, calling meetings of the independent directors, and presiding at all meetings at which the Chairman is not present, including executive sessions. Following the expiration of G. Peter D’Aloia’s second term, Vincent R. Volpe, Jr. was appointed Lead Director in April 2018 for a term of two years.

Board’s Role in Overseeing the Risk Management Process

As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate the risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. The Board has determined that a separate Risk Committee is not warranted at this time.

Code of Ethics and Business Conduct Policy

The Company has a Code of Ethics and Business Conduct Policy that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Investor Relations page of the Company’s website at www.fmc.com.

The Company intends to post any amendments to, or waivers from, the Policy required to be disclosed by either SEC or NYSE regulations on the Corporate Governance Guidelines section of the Investor Relations page of the Company’s website.

Compensation and Organization Committee Interlocks and Insider Participation

During the last fiscal year, Messrs. Greer, Norris, Powell and Ms. Johnson served as members of the Compensation Committee. All members of the Compensation Committee during 2018 were non-employee directors, each of whom has been determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors”. None of the current or former members listed above has been an officer or employee of the Company, and no executive officer of the Company has served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2018.

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Related Party Transactions Policy

The Board of Directors Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy, and the corporate function responsible for applying the Policy and related procedures.

Under the Policy, “related parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company (or its controlled affiliates), and entities in which any of the foregoing have a substantial ownership interest or control. With respect to any transaction where a related party receives a benefit in excess of a de minimis amount of $5,000 (when aggregated with all similar transactions) the Policy requires that the transaction be pre-approved (or, if less than $120,000, ratified) by the Audit Committee and disclosed where required by SEC rules. The Policy also provides that any related party who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

Notwithstanding the foregoing, in the case of an ordinary course of business transaction between the Company and an entity of which a director of the Company is an executive officer or significant stockholder of the entity, provided the director does not otherwise have a material interest in the transaction, the Policy provides a different standard for the review and approval of transactions that involve payments in any year to or from the Company in excess of either: (i) 1% of the Company’s annual consolidated revenue for the most recently completed fiscal year or (ii) the greater of $1 million or 1% of the other entity’s consolidated revenue for the most recently completed fiscal year. If the transaction does not exceed the above-mentioned thresholds (and the director does not have a material interest in the transaction), the transaction will be reviewed by the Nominating and Corporate Governance Committee as part of its review of director independence. If the director does have a material interest in the transaction, regardless of whether the above-mentioned thresholds are exceeded, the transaction must be approved or ratified by the Audit Committee in accordance with the preceding paragraph.

In the event of an ordinary course of business transaction that exceeds the above-mentioned thresholds where the director does not have a material interest, the transaction is not required to be pre-approved by the Audit Committee. Instead, the Audit Committee will review the transaction as soon as possible and will determine whether to either ratify or disallow the transaction. In the case of any such transaction associated with prospective directors, review and approval by the Audit Committee must occur prior to the director’s election. After approval or ratification, in each case the director will provide updated information at least annually on the aggregate payments involved in the transaction. This information will be reviewed by the Nominating and Corporate Governance Committee in connection with its review of directors’ independence. If the aggregate amounts involved in the transaction exceed the thresholds noted above, the Audit Committee shall be required again to review and ratify the transaction.

The Related Party Transactions Policy does not apply to transactions available to all employees generally and transactions involving solely matters of executive compensation.

There were no related party transactions to be approved or ratified by the Audit Committee under the Policy or disclosed pursuant to SEC rules.

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V.	SECURITY OWNERSHIP OF FMC CORPORATION

Management Ownership

The following table shows, as of December 31, 2018, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table, and all current directors, nominees for director and executive officers as a group. Each director or nominee and each executive officer named in the Summary Compensation Table (“NEOs”) beneficially owns less than one percent of the Common Stock.

Name	Beneficial Ownership on December 31, 2018 FMC Common Stock	Percent of Class
Pierre Brondeau(1)	1,067,527	*
Eduardo E. Cordeiro(2)	20,014	*
G. Peter D’Aloia(2)	101,398	*
Mark Douglas(1)	159,480	*
Paul Graves(1)	164,317	*
C. Scott Greer(2)	55,988	*
K’Lynne Johnson(2)	17,032	*
Dirk A. Kempthorne(2)	34,202	*
Paul J. Norris(2)	62,247	*
Margareth Øvrum(2)	5,487	*
Robert C. Pallash(2)	38,964	*
William H. Powell(2)	17,693	*
Andrew Sandifer(1)	26,847	*
Andrea E. Utecht(1)	212,071	*
Vincent R. Volpe, Jr.(2)	53,649	*
All current directors, nominees and executive officers as a group—15 persons(1)(2)	2,036,916	1.5%

*	Less than one percent of class.

(1)	Shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the FMC Corporation Savings and Investment Plan for the account of the individual as of December 31, 2018; (iii) restricted stock units that will vest within 60 days of December 31, 2018 (31,100 for Mr. Brondeau, 2,172 for Mr. Sandifer, 40,978 for Mr. Douglas, 42,291 for Mr. Graves, 5,544 for Ms. Utecht, and 122,085 for all executive officers as a group); (iv) shares subject to options that are exercisable within 60 days of December 31, 2018 (613,176 for Mr. Brondeau, 16,057 for Mr. Sandifer, 75,116 for Mr. Douglas, 72,659 for Mr. Graves, 83,316 for Ms. Utecht, and 860,324 for all executive officers as a group); and (v) shares subject to performance-based restricted stock units that will be settled within 60 days of December 31, 2018 (125,276 for Mr. Brondeau, 3,501 for Mr. Sandifer, 14,992 for Mr. Douglas, 17,814 for Mr. Graves, 11,910 for Ms. Utecht, and 173,493 for all executive officers as a group). Item (iii) includes restricted stock units which the holder has no power to vote or dispose of, but in respect of which the holder is entitled to a cash payment equal to the amount of any dividends paid by the Company on its Common Stock.

(2)	Includes vested restricted stock units credited to individual accounts of non-employee directors (see section above entitled “Director Compensation”). The number of restricted stock units credited to directors included in the table above is as follows: Mr. Cordeiro, 8,618; Mr. D’Aloia, 23,588; Mr. Greer, 13,833; Ms. Johnson, 17,032; Mr. Kempthorne, 26,427; Mr. Norris, 55,247; Ms. Øvrum, 5,487; Mr. Pallash, 31,972; Mr. Powell, 11,228; and Mr. Volpe, 38,723; and all directors as a group, 232,155. Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company. The holders of these restricted stock units will be credited with additional restricted stock units having a value equal to the amount of any dividends paid by the Company on its Common Stock. Previously credited amounts are included in the table above.

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Other Security Ownership

Based on available information, the persons listed below beneficially own more than five percent of the Company’s outstanding shares of Common Stock as of December 31, 2018:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	14,665,720 shares	(1)	11.1%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.	9,284,039 shares	(2)	7.0%
55 East 52nd Street
New York, NY 10055
Glenview Capital Management, LLC and Larry Robbins	8,912,854 shares	(3)	6.7%
767 Fifth Avenue, 44th Floor
New York, NY 10153
Wellington Management Group LLP	8,059,795 shares	(4)	6.1%
280 Congress Street
Boston, MA 02210

(1)	Based on a Schedule 13G/A filing dated February 11, 2019, as of December 31, 2018, The Vanguard Group, Inc. had sole voting power as to 158,905 of such shares, shared voting power as to 35,656 shares, sole dispositive power as to 14,471,758 shares and shared dispositive power as to 193,962 shares.

(2)	Based on a Schedule 13G/A filing dated February 4, 2019, as of December 31, 2018, BlackRock, Inc. had sole voting power as to 8,217,379 of such shares and sole dispositive power as to all of the shares.

(3)	Based on a Schedule 13G/A filing dated February 14, 2019, as of December 31, 2018, Glenview Capital Management, LLC and Larry Robbins had shared voting power and shared dispositive power as to all of the shares.

(4)	Based on a Schedule 13G filing dated February 12, 2019, as of December 31, 2018, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP had shared voting power as to 4,812,689 of such shares and shared dispositive power as to all of the shares, while Wellington Management Company LLP had shared voting power as to 4,390,850 of such shares and shared dispositive power as to 7,104,229 of such shares.

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VI.	EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion & Analysis describes the philosophy, objectives and structure of our 2018 executive compensation program. This section is intended to be read in conjunction with the tables which immediately follow, which provide further historical compensation information for our named executive officers (“NEOs”) as identified below.

The NEOs in 2018 were:

Pierre Brondeau	Chief Executive Officer and Chairman of the Board
Andrew Sandifer	Executive Vice President and Chief Financial Officer
Mark Douglas	President and Chief Operating Officer
Paul Graves	Executive Vice President and Former Chief Financial Officer;
President and Chief Executive Officer,
Livent Corporation
Andrea Utecht	Executive Vice President, General Counsel and Secretary

In 2018, the Company successfully began the separation of its Lithium business with the initial public offering of approximately 16 percent of Livent shares in October 2018 (the “IPO”). FMC subsequently completed the separation with a distribution of its remaining stake in Livent (approximately 84 percent) to FMC stockholders on March 1, 2019 (the “Distribution”). Mr. Paul Graves served as Chief Financial Officer of FMC until he became President and Chief Executive Officer of Livent in May of 2018. Mr. Sandifer succeeded Mr. Graves as Executive Vice President and Chief Financial Officer of FMC. Mr. Graves continued as an Executive Vice President of FMC through the Distribution. In accordance with SEC rules, both Mr. Graves and Mr. Sandifer are considered NEOs for 2018. In addition, because Livent was our majority-owned subsidiary through 2018, all of the compensation that Mr. Graves earned from Livent in 2018 is included in the executive compensation disclosure that follows. However, the Compensation Discussion and Analysis that follows is focused on FMC’s compensation decisions. For more information about the compensation decisions specific to Livent, see the proxy statement to be filed by Livent with the SEC on or about March 27, 2019, which may be accessed at https://www.sec.gov/edgar/searchedgar/companysearch.html.

Mr. Douglas was promoted to President and Chief Operating Officer on May 15, 2018. Previously, he served as President, FMC Agricultural Solutions.

On January 15, 2019, we announced Ms. Utecht’s retirement from the Company, effective as of March 31, 2019. Ms. Utecht will be succeeded by Michael F. Reilly as Executive Vice President, General Counsel and Secretary, effective April 1, 2019.

Quick CD&A Reference Guide

Executive Summary Section I	23
Objectives and Philosophy Section II	28
Compensation Determination Process Section III	28
Components of Executive Compensation Section IV	30
Additional Compensation Policies and Practices Section V	38

Executive Summary

Financial Highlights

FMC’s 2018 performance was driven by strong results from both operating segments, as well as the significant progress on the integration of the DuPont crop protection business FMC acquired on November 1, 2017. The DuPont acquisition has transformed FMC’s Agricultural Solutions business into a tier-one leading provider of agricultural chemicals. The company also successfully began the separation of its Lithium business with the IPO of Livent in October 2018, followed by the Distribution on March 1, 2019. These factors led to FMC adjusted earnings per share rising 132 percent from 2017 to 2018. In our Agricultural Solutions segment, the rapid integration of the combined commercial organizations following the acquisition positioned FMC to grow revenue by 11 percent in 2018, on a pro forma basis, and significantly outperform the overall agricultural chemicals market, which is estimated to have grown by a low-single digit percentage in 2018. In the Lithium segment, revenue increased 27 percent, primarily driven by a full year of production at our new hydroxide plant in China and volume increases at other key plants in 2018. The actions we have taken throughout 2017 and 2018 help position FMC to deliver significant earnings in 2019 and our long-term fundamentals remain solid.

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2018 highlights include, as compared to 2017 performance:

•	Consolidated revenue of $4,728 million, representing a 64 percent increase, driven by the DuPont crop protection business acquisition

•	Consolidated GAAP earnings per diluted share of $3.69, representing an 8 percent decrease

•	Consolidated adjusted earnings per diluted share of $6.29, representing a 132 percent increase

•	Agricultural Solutions segment EBITDA of $1,218 million, representing a 111 percent increase

•	Lithium segment EBITDA of $196 million, representing a 38 percent increase

•	Our TSR for 2018 was approximately -24% (compared with 65% TSR in 2017 and 57% TSR in 2016), placing us in the middle of our peer group

•	Our TSR for the cumulative 2016-2018 period was approximately 103% compared to 30% for the S&P 500

All of the aforementioned achievements are reflective of our culture, our people and our accomplishment of strategic business goals. Further, we believe our executive team has been properly motivated through our executive compensation program to focus on the achievement of these goals, both in the short term and long term. While we are proud of the achievement of many of our operational goals in 2018, we also realize that an intense focus on the long-term health and direction of the Company is essential. As such, our executive compensation program has been carefully constructed to properly motivate executives to create long-term, sustainable stockholder value, and to only reward executives for the achievement of various goals. In fact, we link a significant portion of compensation, including approximately 86% of our CEO’s compensation, directly to key measures of our corporate performance – including adjusted earnings and share price performance (both absolute and relative).

Our Compensation Committee and management have also continued to engage in deep, robust stockholder engagement and dialogue regarding our executive compensation program and our corporate governance.

Through these extensive efforts, we have listened to the views of a substantial proportion of our stockholders about our pay program. In the process, we also established critical feedback channels to ensure that we receive and consider such input going forward. Incorporating stockholder feedback continues to be a vibrant and consistent part of the compensation design process.

Key 2018 Compensation Decisions

•	Base Salaries. There were no changes to the base salaries of the CEO and the General Counsel. The base salaries of the newly-promoted NEOs within FMC (for Messrs. Douglas and Sandifer) and Livent (for Mr. Graves) were set based on various factors, including the salaries of executives in similar positions in peer companies.

•	Annual Incentive Opportunity. There were no changes in the percentage of base salary that represented the target annual incentive opportunity for the CEO and the General Counsel. The target percentages of the two newly-promoted FMC NEOs were set based on external and internal factors applicable to the new positions held by these individuals, among other things. The target annual incentive opportunity for Mr. Graves in his position as CFO of FMC was not changed in 2018; in connection with his appointment as CEO of Livent, his target annual incentive was set at 100% of base salary, based on the competitive market and other factors.

•	Annual Incentive Performance Goals.

There was a rigorous process to set corporate-wide performance targets, and they were set substantially above prior year levels.

Company-wide performance accounted for 70% of the annual incentive performance goals; individual performance goals accounted for the other 30%.

The program had a threshold performance level of approximately 94% of target for the Company-wide metric, which must be exceeded in order for any payout to be earned.

Adjusted Earnings was maintained as the Company-wide metric. For one NEO, Agricultural Solutions EBITDA was another metric, and for another NEO, Lithium EBITDA was a metric.

•	Annual Incentive Payouts. FMC’s successful integration of its November 2017 acquisition of the DuPont crop protection business and the solid results from the Lithium business generated strong Adjusted Earnings performance, which resulted in payouts to the NEOs for the Company-wide metric above the target level. Adjusted Earnings were $855 million, compared to a target of $719 million.

•	Long-Term Incentives.

Performance-based RSUs again represented 50% of the long-term equity granted to the CEO, and 40% of that granted to the other NEOs.

Time-based RSUs and stock options represented 20% and 30%, respectively, of the total long-term equity grant to the CEO and 30% and 30%, respectively, of the total long-term equity grants to the other NEOs.

The performance metric for the performance-based RSUs was TSR relative to a custom peer group using the S&P 1500 Composite Chemical Index plus select additional companies.

•	Special IPO Awards. Mr. Graves was appointed CEO of Livent in 2018. In connection with the IPO of Livent, the Compensation Committee sought to align Mr. Graves’ interests with those of Livent and its stockholders over the long term. Therefore, it granted Livent restricted stock units and stock options to Mr. Graves, which were intended to represent two years’ worth of Livent annual equity grants with an aggregate grant date fair value of $2.8 million and vesting in 2021 and 2022. The Compensation Committee believed that these grants were reasonably sized relative to market standards and helped quickly promote direct and significant alignment of the CEO’s and Livent stockholders’ interests.

•	2016-2018 Performance-Based RSUs Payout. Based on the Company’s annual and cumulative TSR from 2016 to 2018, and its relative percentile ranking for these performance periods, the CEO and the NEOs earned a total of 175% of the target number of performance-based RSUs.

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Change to Long-Term Incentive for 2019

•	New Performance Metric in Long-Term Incentive. In response to stockholder feedback and its own evaluation, the Compensation Committee has added an operational metric, operating cash flow measured from the beginning to the end of the three-year period, as a performance metric for the performance-based RSUs beginning in 2019. The weighting of this metric is 30%, with relative TSR continuing to represent 70%.

2018 Say on Pay Vote and Stockholder Engagement

At our 2018 Annual Meeting of Stockholders, our Say on Pay proposal was approved, on an advisory basis, with approximately 60% support. The Compensation Committee reviewed this 2018 Say on Pay vote result and recognized that it signaled stockholder concerns regarding the executive compensation program and a need for further engagement to better understand the perspectives of our stockholders.

Overview of Engagement

Since 2016, we have engaged annually with an increasing number of our stockholders each year, as well as proxy advisory firms Institutional Stockholder Services Inc. and Glass Lewis & Co., to discuss our executive compensation and governance. Determined to understand and respond to the signal from stockholders represented by the 2018 Say on Pay vote, the Committee launched its most extensive outreach yet beginning in December 2018.

•	This year, we contacted our top 125 stockholders, representing approximately 85 percent of the Company’s outstanding shares, which far exceeded the 100 stockholders and the 80 percent of shares that we contacted last year. We invited them to discuss executive compensation and also highlighted that we were looking for feedback on a meaningful change to our LTI package.

•	We held 33 calls with stockholders, representing approximately 38 percent of our shares, including at least 11 institutions that voted “against” our Say on Pay proposal last year, as well as new stockholders and stockholders that we did not connect with previously, further increasing the number of viewpoints and voices we heard.

•	We received 27 responses from stockholders representing approximately 37 percent of our shares that they did not seek to engage at this time. We believe a majority of the shares represented by those that declined a conversation voted in support of the Say on Pay proposal last year. However, the group of decliners included at least six institutions that voted “against” our Say on Pay proposal last year and three institutions that we understand do not engage with companies as they vote Say on Pay proposals in accordance with proxy advisor recommendations; together these two groups of decliners represented 10 percent of our shares.

•	We did not receive replies from the remainder of the stockholders we contacted, representing approximately 10 percent of our shares, despite multiple requests to engage. Some possible reasons that holders, including brokerages or hedge funds or other holders that are not mutual funds, do not respond include not having authority to vote clients’ shares, having a practice not to engage, having sold out their position or because they typically do not vote.

•	We also engaged with the research teams at proxy advisory firms Institutional Stockholder Services Inc. and Glass Lewis & Co.

Two Committee members, including the Committee Chair, together with the Executive Vice President and General Counsel, the Chief Human Resources Officer and the Director of Investor Relations, participated in this vast effort on behalf of the Company. All feedback received was shared and discussed with the Compensation Committee and the full Board.

We have listened intently to the views of stockholders that have chosen to engage with us over the past three years. They have frequently expressed that they appreciate the extent of our outreach, and the substantial majority have spoken favorably about our executive compensation program and our compensation philosophy. The stockholders with whom we were able to engage provided valuable commentary and insights on our compensation practices and disclosure (as shown below). In the process, we have also reinforced critical feedback channels to ensure that stockholders are aware that we seek to engage with them, and that we receive and consider such input on an ongoing basis.

How We Have Responded

During this year’s outreach, we heard varied perspectives, yet there was no obvious item of common concern raised by holders representing any meaningful percentage of shares. However, in response to prior stockholder feedback and the Compensation Committee’s own evaluation, an operational metric—three-year cumulative operating cash flow—has been added as a performance metric for the performance-based RSUs beginning in 2019, and the disclosure regarding the annual incentive has been enhanced. This direct action, substantially in response to stockholder feedback, that the Committee determined was now appropriate to implement, received resounding support from the stockholders with whom we spoke this year.

Notwithstanding the variety of FMC stockholders and their different perspectives (e.g., being U.S.- or foreign-based), several common themes emerged. The following table summarizes the consensus feedback we received from our stockholders and the Board’s direct actions in response to this input.

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What We Heard	What We Did in Response	Intended Outcome

Long-Term Incentive

•

Incorporate a second operational performance metric

•

Generally review program design and structure relative to business, following shift of focus to cyclical agricultural chemicals

•

Compensation Committee has added Three-Year Cumulative Operating Cash Flow as a performance metric, representing 30% of the total calculation for performance-based RSUs for grants beginning in 2019, with relative   TSR continuing as the metric for 70% of the calculation

•

Operating Cash Flow selected because:

–

it is highly aligned with the Company strategy for creating stockholder value, as outlined at the December 3, 2018 Investor Day

–

it is something over which management has substantial control

•

Compensation Committee otherwise maintained the program design and structure

•

Compensation Committee added a second operating metric because the Committee and stockholders with whom we spoke believe that  the second operating metric (cash flow):

–

helps to balance relative TSR, which can sometimes be influenced more by market forces than by executive performance

–

is aligned with the interests of our stockholders

•

Align the executive compensation program with FMC’s operational focus on returning cash to stockholders following our strategic shift to agricultural chemicals

•

Communicate to grant recipients that cash   flow is a key financial driver of FMC’s sustainable, long-term stockholder returns

•

Unite management in pursuit of two common measures

•

Tailor a compensation program that is

–

well-matched to the agricultural chemicals business, including its cyclical nature and working capital intensity

–

produces a payout that is commensurate with performance achieved

Annual Incentive • Enhance disclosure regarding goal-setting rigor and required threshold performance level
•

Compensation Committee has substantially revised the disclosure regarding the Annual Incentive (set forth below in this Compensation Discussion and Analysis section) by providing additional relevant context

•

Compensation Committee made extensive efforts to clearly and thoroughly describe the annual incentive program, including

–

the processes for setting payout levels, targets and thresholds, and particularly explaining that to receive any payout under the Company-wide metric (Adjusted Earnings) component, performance achievement exceed a threshold of being greater than approximately 94% of target

–

evaluating performance

–

determining final payout levels

• Demonstrate – the rigor of the goals set by the Compensation Committee – the thoroughness of the goal-setting process – the challenging level of achievement necessary before any payout is earned
Eliminate legacy excise tax gross-up	• As of March 31, 2019, no NEO has any such provisions, and the Compensation Committee stands by its earlier 2010 commitment that no such provisions would be included in future agreements	• Underscore commitment to corporate governance best practices in all areas

Past Responsiveness

The Compensation Committee’s action in adding the second operational metric for the long-term incentive and expanding the annual incentive disclosure are our latest actions that incorporate stockholder input. Since 2016, we have heard constructive feedback from many stockholders, and we have taken direct action to address their concerns, as shown below.

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How Our Pay Program Works

We believe that the design and structure of our pay program, and in particular our incentive plans, support FMC’s business strategy, and that our organizational objectives reflect our pay for performance approach and align executive officer focus and interest with that of stockholders. Our annual incentive plan reflects a focus on an income statement metric, while our long-term performance awards in 2018 were based 100% on relative TSR performance to align with stockholder value. Beginning in 2019, our long-term performance awards will be based 70% on relative TSR and 30% on three-year cumulative operating cash flow. All elements have been carefully chosen and utilized; the value received and realizable for FMC executives is aligned with corporate performance.

Elements of Pay

Our compensation program is designed to reward executives for achievement of our Company’s short-term and long-term goals. In doing so, we have also constructed the pay program to attract and retain world-class talent and to align executive compensation pay opportunities with the interests of stockholders. The Compensation Committee has selected the following framework to achieve these objectives:

Target Total Direct Compensation Mix

Consistent with our objectives as stated above, and our overarching focus on pay and performance alignment, the pay mix was set as follows:

•	The largest portion of compensation is variable, at-risk pay, in the form of annual and long-term incentives (including annual cash incentive, performance-based RSUs, options and RSUs)
•	Our program provides a balance between long-term and short-term awards, consistent with our business strategy

CEO PAY MIX	OTHER NEO PAY MIX

Percentage of total direct compensation as calculated above is based on the 2018 base salary, the 2018 annual incentive compensation opportunity (assuming achievement at the target level), the grant date fair value of the performance-based RSUs (assuming vesting at the target achievement level) and the grant date fair value of the time-based stock options and RSU awards. The “Other NEO Pay Mix” excludes Mr. Graves, whose total direct compensation for 2018 was not representative of a typical FMC NEO, in part because he became President and Chief Executive Officer of Livent in May of 2018, with related compensation elements. Each compensation element is outlined in more detail in the 2018 Summary Compensation Table below.

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Compensation Program Governance

Our Compensation Committee is responsible for oversight of the Company’s compensation program and values. A significant part of this is aligning management interests with the Company’s business strategies and goals, as well as the interest of our stockholders, while also mitigating excessive risk taking. To that end, FMC has committed to numerous governance practices and safeguards to ensure the compensation program does not misalign those interests.

What We Do	What We Don’t Do
Use equity for long-term incentive awards	No highly leveraged incentive plans that encourage excessive risk taking
Determine performance-based RSUs based on relative TSR and, beginning in 2019, on operating cash flow	No excessive perquisites
Provide change in control benefits under double-trigger circumstances only	No guaranteed bonuses
Benchmark against peers whose profile, operations, and business markets share similarities with the Company	No discounted stock options
Require significant executive share ownership	No uncapped incentive award payments
Apply anti-pledging and anti-hedging policy for Company shares	No repricing or backdating of stock options
Provide a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements	No immediate vesting of stock options or restricted stock units except for certain change-in-control with termination and retirement-eligible situations
Engage independent advisors	As of March 31, 2019, no tax gross-ups under our executive officer compensation program
Maintain an appropriate balance between short-term and long-term compensation which discourages short-term risk taking at the expense of long-term results

Objectives and Philosophy

The Company’s executive compensation program is designed to attract, motivate and retain top talent, to pay for performance and to align the financial interests of the NEOs with those of the Company’s stockholders. In designing compensation arrangements for NEOs, the Compensation Committee has considered the importance of:

•	Balancing variable compensation components so that appropriate focus is put on achieving both short-term and long-term operating and strategic objectives;

•	Motivating NEOs to achieve desired financial and operational results using sound business judgment and without inappropriate risk taking; and

•	Ensuring that the achievement of key financial goals and strategic objectives is financially rewarding for NEOs.

We believe it is critical to pay executives at a competitive level relative to our peer group in order to attract and retain the talent we need to deliver high performance. In addition to looking at our peer group, we make individual pay decisions based on a variety of factors such as company, business unit and individual performance, scope of responsibility, critical needs and skills, leadership potential and succession planning.

The Compensation Committee believes that subjecting a significant percentage of total direct compensation (“TDC”) to performance conditions helps focus the executive on achieving key objectives that are important to delivering the performance expected by stockholders. The Compensation Committee has determined, based in part on an assessment of the Company’s executive compensation programs by its consultant, that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Determination Process

Role of Compensation and Organization Committee and CEO

The Compensation Committee recognizes its responsibility to maintain a competitive executive compensation program that will support the Company’s ability to attract, motivate and retain top talent while at the same time aligning the financial interests of the executives with those of stockholders. Pay for performance and market-based compensation are important elements of the Company’s compensation philosophy. The Company considers several measures of corporate performance, job performance and labor market dynamics in the design and administration of the NEO compensation arrangements described later in this section.

The Compensation Committee establishes total compensation for the CEO annually at its February meeting. The Compensation Committee reviews and evaluates the performance of the CEO and develops base salary and incentive opportunity recommendations for the review and approval of the full Board of Directors. The CEO does not participate in Compensation Committee or Board discussions regarding his own compensation.

The Compensation Committee, with the input of the CEO, also establishes compensation for all the other NEOs. Specifically, the CEO evaluates the performance of the other NEOs annually and makes recommendations to the Compensation Committee each February regarding the compensation

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of those other NEOs. The CEO’s input is particularly important in connection with base salary adjustments and the determination of the Individual Measures ratings (Annual Performance Incentive (“API”) as part of our Annual Incentive program). In each of these instances, the process starts with the CEO’s recommendation, and that recommendation is afforded great weight by the Compensation Committee. The CEO participates in Compensation Committee discussions regarding other NEOs’ compensation. The Compensation Committee views the CEO’s significant role in the compensation process for other NEOs, and the deference afforded to his recommendations, as appropriate in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO. That said, the Compensation Committee makes the ultimate determination regarding the compensation of each of the NEOs.

Role of Compensation Consultant

Aon served as the Compensation Committee’s independent compensation consultant during 2018. Aon’s advice was taken into consideration for all aspects of 2018 compensation as delineated in the Summary Compensation Table.

For 2018, Aon provided the Compensation Committee with advice and counsel on a broad range of executive compensation matters. The scope of Aon’s services included, but was not limited to, the following:

•	Apprising the Compensation Committee of compensation-related trends and developments in the marketplace;

•	Informing the Compensation Committee of regulatory developments relating to executive compensation practices;

•	Advising the Compensation Committee on appropriate peer companies for compensation pay levels and design practices, as well as relative performance comparisons

•	Providing the Compensation Committee with an assessment of the market competitiveness of the Company’s executive compensation;

•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking;

•	Assessing the relationship between executive compensation and corporate performance; and

•	Recommending changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests.

At the time that FMC engaged Aon as its executive compensation advisor, the Compensation Committee was aware of the types and general magnitude of the fees for other services that Aon provided to FMC. Aon was selected because the Compensation Committee is confident that the team advising on executive compensation issues was both highly qualified and would be independent.

For 2018, in determining the independence of Aon, the Compensation Committee considered independence in light of the six independence factors set forth in the SEC rules and NYSE listing standards. In particular, the Compensation Committee gave substantial weight to the fact that amounts paid to Aon for services other than executive compensation consulting constituted only 0.045% of Aon’s total revenue. In addition, the total fees paid by the Company to the consultants for all services during fiscal year 2018 were substantially less than 0.057% of Aon’s total revenue for the applicable fiscal year. In total, fees paid to Aon during 2018 for services not related to Aon’s work with the Compensation Committee, such as insurance brokerage services, global benefits consulting, and retirement and investment consulting, were approximately $4,900,146. Fees paid to Aon during 2018 for services related to recommending the amount and form of executive and director compensation were approximately $622,719. These fees include a combination of standard annual executive and director compensation services ($226,149) and services in support of the Livent IPO and spin-off ($396,570). Aon had been providing services in areas other than executive compensation consulting to FMC prior to the Compensation Committee’s selection of Aon for executive compensation consulting services.

In terms of assessing independence, the Compensation Committee also gave credit to the safeguards that Aon’s executive compensation practice has put in place to maintain its independence. The Compensation Committee also considered that no business or personal relationships exist between any members of the consultants’ teams advising the Company on the one hand, and the Company, any members of the Compensation Committee or any executive officers on the other hand, other than in connection with the services provided. Therefore, the Compensation Committee has concluded that Aon is independent, as no conflict of interest exists between Aon and the Company.

Peer Group

The Company relies on both industry surveys and analysis of proxy statements from peer companies (the “Market”) prepared by its compensation consultant to assess the market competitiveness of the components of its NEO compensation and to validate the appropriateness of TDC, including the appropriate mix of cash and equity, as well as NEO benefits and perquisites. Proxy statement data may not be available for all jobs that are direct comparisons to jobs held by the Company’s NEOs. In such cases, the Company relies more on the broader survey data to assess acceptable ranges for the elements of executive compensation. The Company also believes that internal equity is an important and necessary consideration in valuing jobs. The Company may, as a matter of policy, adjust individual components of TDC to align with the Market or with its general executive pay philosophy as described in the preceding section. However, the Company does not adjust components of TDC based on the amount of compensation earned by an NEO in any prior period.

The Company believes that the market for executive talent can generally be measured every other year. As such, in connection with determining 2018 executive compensation, the Company reviewed a market study of executive compensation at peer companies. The peer group is reviewed periodically for appropriateness, comparability in market segment and to account for merger and acquisition activity affecting the companies. Guidelines used for developing the peer group include: similar industry representation and revenue and market capitalization generally within the range of one-third to five times that of FMC. In connection with 2018 compensation, the Compensation Committee adjusted the peer group to remove companies that were acquired (Syngenta AG, Airgas, Inc., The Valspar Corp., Cytec Industries Inc. and Chemtura Corp.). Axalta Coating Systems Ltd., Cabot Corporation, PolyOne Corporation, RPM International, Inc. and The Chemours Co. were added to the peer group because they are within the applicable revenue and market capitalization range and have similar business models to FMC.

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Air Products & Chemicals, Inc.	Huntsman Corporation
Albemarle Corporation	Ingredion Incorporated
Ashland Global Holdings, Inc.	International Flavors and Fragrances, Inc.
Axalta Coating Systems Ltd.	The Mosaic Company
Cabot Corporation	Olin Corporation
Celanese Corporation	Poly-One Corporation
The Chemours Company	PPG Industries
Eastman Chemical Company	RPM International, Inc.
Ecolab Inc.	Scott’s Miracle-GRO Company
Grace, (W.R.) & Company	Westlake Chemical Corporation

	Market Cap ($mm)	2017 Revenue ($mm)
20 Peers
25th percentile	$5,863	$3,252
Median	$9,139	$5,986
75th percentile	$13,848	$8,078
FMC Corporation	$12,709	$2,879
Rank	66%	13%

Note: Revenue amounts for the year ended December 31, 2017. Market capitalization amounts as of September 28, 2018.

Components of Executive Compensation

The NEO compensation program consists of three primary elements: base salary, an annual incentive and a long-term incentive. Each of these elements is commensurate with the level of responsibility and impact of our results for each executive.

Base Salary

Salary ranges for NEOs are established based on similar positions in other companies of comparable market capitalization, revenue, size and complexity included in the Market. Performance levels from “does not meet expectations” to “exceeds expectations” provide guidance for the administration of salaries.

Starting salaries are based on the employee’s skills, experience, expertise and expected job performance. Subsequent salary adjustments for the NEOs (except the CEO) are based on job performance as assessed by the CEO who recommends the appropriate base salary to the Compensation Committee for their approval. The Compensation Committee itself determines any salary adjustment for the CEO. Base salary reviews are part of the broader compensation review that occurs at the February meeting of the Compensation Committee and focus on the performance of the NEOs in their respective major responsibility areas. These include but are not limited to, financial management, customer relations, strategic planning and business development, operational excellence, safety performance, staffing and talent management, performance management, and litigation management. The following table represents the change in base salary for the NEOs in 2018. There were no salary increases for Mr. Brondeau and Ms. Utecht in 2018; Messrs. Douglas and Sandifer had received salary increases effective May 15, 2018 as a result of their promotions, and Mr. Graves had a new salary effective upon the IPO as a result of his new position at Livent.

NEO	Annualized 2017 Base Salary	Annualized 2018 Base Salary	Cumulative % Change
Pierre Brondeau	$1,200,000	$1,200,000	0%
Andrew Sandifer†	$330,528	$500,000	51%
Mark Douglas††	$602,710	$765,000	27%
Paul Graves (FMC 1/1/18-10/9/18)†††	$702,252	$702,252	0%
Paul Graves (Livent 10/10/18-12/31/18)†††	N/A	$800,000	N/A
Andrea Utecht	$513,254	$513,254	0%

†	Mr. Sandifer was promoted to Executive Vice President and Chief Financial Officer on May 15, 2018, succeeding Mr. Graves. The 2018 base salary reflects his annualized rate of salary following his promotion.

††	Mr. Douglas was promoted to President and Chief Operating Officer on May 15, 2018. The 2018 base salary reflects his annualized rate of salary following his promotion.

†††	Mr. Graves was an Executive Vice President and served as Chief Financial Officer until succeeded by Mr. Sandifer on May 15, 2018. In May 2018, Mr. Graves became President and Chief Executive Officer of the Company’s subsidiary, Livent. Mr. Graves’ base salary was increased effective upon the IPO to $800,000. Livent was spun off from FMC on March 1, 2019, when FMC distributed to stockholders all of its remaining equity interest in Livent.

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Annual Cash Incentive

The annual cash incentive plan for executive officers is a cash plan that rewards NEOs for the achievement of key short-term objectives. Its structure aligns our NEOs’ interests with those of our stockholders by providing incentives to the NEOs to achieve certain short-term financial and operational results that the Compensation Committee views as critical to the execution of our business strategy.

The amount of the annual cash incentive opportunity and payout for the NEOs is determined as follows:

Step 1. Target Opportunities

The Compensation Committee determines a target cash incentive opportunity by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. The target incentive percentages are determined with reference to the peer company percentages of salary and the proportion of total direct compensation represented by the annual incentive, among other factors. There were no changes in annual incentive target percentages for Mr. Brondeau and Ms. Utecht; Messrs. Douglas and Sandifer had new targets in connection with their promotions to their new positions, effective May 15, 2018, and Mr. Graves had a new target, in connection with the IPO, as a result of his new position at Livent.

The Compensation Committee defined a payout curve which sets out the amount to be paid depending on actual performance. In order to motivate performance and underscore the centrality of achieving target, the Compensation Committee set the payout for achieving the threshold level of performance at 0%, with the payout increasing in a straight line manner from 0% for threshold performance to 100% of the target opportunity for achieving target performance. The need to exceed approximately 94% of target as a critical threshold – below which the NEO earns no incentive – is explained in greater detail below. Similarly, the payout for achieving between target and maximum performance ranges from 100% of the target opportunity to 200% of the target opportunity, also with the payout increasing in a straight line manner.

		2018 Target Level	2018 Maximum Level
		Opportunity	Opportunity
	2018 Threshold Level	(as % of Applicable Base	(as % of Applicable Base
	Opportunity	Salary)	Salary)
Pierre Brondeau	0%	120%	240%
Andrew Sandifer	0%	60%	120%
Mark Douglas	0%	80%	160%
Paul Graves (FMC) (1/1/18 – 9/30/18)†	0%	60%	120%
Paul Graves (Livent) (10/1/18 – 12/31/18)†	0%	100%	200%
Andrea Utecht	0%	60%	120%

†	Mr. Graves had an annual incentive opportunity based on a prorated amount with FMC for the period from January 1, 2018 through September 30, 2018, and an annual incentive opportunity based on a prorated amount with Livent for the period from October 1, 2018 to December 31, 2018. Throughout the year, his maximum level opportunity represented two times his then-current target level opportunity.

Step 2. Performance Measures

To determine payouts earned, the annual cash incentive plan has two categories of performance measures: Company Measures and Individual Measures.

Company Measures

Company Measures (“Business Performance Incentives,” or “BPI”) represent 70% of the annual cash incentive opportunity, and are made up of:

•	Adjusted Earnings. The Compensation Committee determined to make Adjusted Earnings the Company-wide metric, in order to focus executive officers on what the Compensation Committee believes is the most critical strategic priority of profitability. This is the only measure for Messrs. Brondeau and Sandifer and Ms. Utecht.

Adjusted Earnings is defined as net income (loss) attributable to FMC stockholders plus the sum of discontinued operations attributable to FMC Stockholders, net of income taxes and the after-tax effect of Corporate special charges (income) and Non-GAAP Tax adjustments.

Adjusted Earnings amounts in the annual cash incentive plan might differ from the amounts reported in our financial statements because the amounts shown for these performance measures have been adjusted to exclude gains or losses attributable to (i) certain extraordinary and/ or non-recurring events (such as business acquisitions or dispositions or business restructuring charges), and (ii) certain other items not reflective of operating performance (such as the impact of changes in accounting principles). In 2018, however, these adjustments did not materially affect the amount of any NEO’s annual incentive award.

•	Agricultural Solutions Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). In addition, the Compensation Committee utilized Agricultural Solutions Business Unit EBITDA for Mr. Douglas in order to more directly tie the incentive for him to the Agricultural Solutions segment. His annual incentive opportunity was divided 50% based on Adjusted Earnings and 50% based on Agricultural Solutions EBITDA.

•	Lithium EBITDA. Also, Lithium EBITDA was utilized for Mr. Graves in his Livent role in order to directly tie the incentive for him to the Lithium segment. His Livent annual incentive opportunity was 100% based on Lithium EBITDA.

The Compensation Committee used non-GAAP measures as performance metrics in structuring our annual cash incentive program. We believe that these non-GAAP measures are helpful to management and investors as measures of operating performance because they exclude various items that do not relate to or are not indicative of operating performance. These non-GAAP measures should not be considered as substitutes for net income (loss) or other measures of performance or liquidity reported in accordance with GAAP. For the definitions of these non-GAAP financial measures and a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the section captioned “Adjusted Earnings Reconciliation” in our Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019.

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Performance Goals

Target

In setting the targets for each of the Company Measures, the Compensation Committee set them at levels that it considered rigorous and challenging, and took into account the relevant risks and opportunities. More specifically, the Compensation Committee reviewed the budget targets set for the Company as a whole and the respective segments. It then reviewed the relevant financial objectives set as a result of the detailed budgeting process, and assessed various factors related to the achievability of these budget targets. These factors include:

•	Risks associated with achieving specific actions which underpin the budget targets, such as achieving manufacturing targets, launching new products, completing capital investments on-schedule, and obtaining cost savings;
•	The implied performance relative to peers;
•	The implied performance relative to prior years; and
•	Market conditions.

Following the closing of the acquisition of the DuPont crop protection business in November 2017 and in anticipation of including the results of the acquired business in Company performance in 2018, the Compensation Committee set the target levels for Adjusted Earnings and Agricultural Solutions EBITDA substantially higher than the prior year. Also, with a full year of production of our new hydroxide plant in China and volume increases at other key plants, the Compensation Committee set the target level for Lithium EBITDA substantially higher than the prior year.

Threshold; Maximum

Having set the targets, the Compensation Committee also set the threshold and maximum performance levels. For 2018, the Committee set the threshold level at a relatively high performance level that equates to approximately 94% of the target for Adjusted Earnings and Agricultural Solutions EBITDA and approximately 89% for Lithium EBITDA. The Committee set the maximum level at a performance level that equates to approximately 110% of target for Adjusted Earnings and Lithium EBITDA and approximately 106% for Agricultural Solutions EBITDA, levels that present a significant challenge requiring exceptionally strong performance.

The Compensation Committee assesses performance achievement against the performance metrics and determines the rating on each one, and then, based on the weighting given to each metric (if any), determines the weighted average of the results, which yields an overall BPI rating. The Company Measures (BPI) rating may range from 0 (at or below threshold) to 1.0 (target) to 2.0 (maximum).

	2018 Company Measures
Performance Metric	Below Threshold ($ in millions)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Results(1) ($ in millions)	% Achievement (1)(2)(3)	Equivalent Company Measures (BPI) Rating
FMC Adjusted Earnings(2)	Less than 675	675	719	793	855	118%	2.0
	Less than ~94%	~94%	100%	~110%
Agricultural Solutions EBITDA(3)	Less than 1,010	1,010	1,080	1,150	1,218	112%	2.0
	Less than ~94%	~94%	100%	~106%
Lithium EBITDA(4)	Less than 170	170	190	210	198.2	104%	1.41
	Less than ~89%	~89%	100%	~110%
Payout Percentage	0%	0%	100%	200%

(1)	The amounts shown for these performance measures may differ from the amounts reported in our financial statements because they have been adjusted to exclude gains or losses attributable to (i) certain extraordinary and/or non-recurring events (such as business acquisitions or dispositions or business restructuring charges), and (ii) certain other items not reflective of operating performance (such as the impact of changes in accounting principles). In 2018, however, these adjustments did not materially affect the amount of any NEO’s annual incentive award.

(2)	Adjusted Earnings: Payouts for performance are determined linearly based on a straight line interpolation of the applicable payout range (i.e., approximately 16.7% for each percentile change in performance between threshold and target and approximately 10% for each percentile change in performance between target and maximum). No additional payout is made for Adjusted Earnings achievement in excess of $793 million.

(3)	Agricultural Solutions EBITDA: Payouts for performance are determined linearly based on a straight line interpolation of the applicable payout range (i.e., approximately 16.7% for each percentile change in performance between threshold and target and between target and maximum). No additional payout is made for Agricultural Solutions EBITDA in excess of $1,150 million.

(4)	Lithium EBITDA: Payouts for performance are determined linearly based on a straight line interpolation of the applicable payout range (i.e., approximately 9.1% for each percentile change in performance between threshold and target and approximately 10% for each percentile change in performance between target and maximum). No additional payout is made for Lithium EBITDA in excess of $210 million.

Individual Measures

The Compensation Committee also considers Individual Measures (“Annual Performance Incentive,” or “API”), which represent 30% of the annual incentive target opportunity. The Individual Measures generally consist of non-financial objectives specific to each NEO, but may include financial measures at the discretion of the CEO. In early 2018, the Board met with the CEO, and the CEO met with the NEOs to discuss the specific items, and expectations of achievement, constituting the Individual Measures portion of the annual incentive for such individual executive officer.

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The CEO’s 2018 Individual Measures and performance with respect thereto resulting in the API rating set forth in the table below include the following:

		Individual Measures		Performance
Pierre Brondeau	•	Improve on 2017 total recordable incident rate (“TRIR”) of .18 and focus on process safety	•	2018 TRIR of .11
	•	Achieve cost and sales synergies in connection with DuPont asset integration and set a firm date for exit of DuPont transition services agreement (“TSA”)	•	$50M in cost savings better than plan; Agriculture Solutions sales growth of 11%, on a pro forma basis, versus a plan of 4-6% and a market in the 2-3% range; TSA target exit in October 2019
	•	Lead Business Process Modernization (“BPM”), including consolidating three SAP systems into one	•	BPM progressing well and on track
	•	Achieve successful Lithium IPO and reorganize remainder of FMC into single business company	•	Successful Lithium IPO in October 2018; management layers removed consistent with single business organization
	•	Drive financial results for the Company and individual business segments	•	Successfully delivered strong financial performance for each business segment and across the Company

In addition, the CEO established Individual Measures unique to each NEO, including those set forth below, together with performance against such measures.

		Individual Measures		Performance
Andrew Sandifer	•	Successfully transition into new role as CFO	•	Built strong relationships with finance team, peers, and Agriculture business leaders; achieved deeper fundamental knowledge of Agriculture business; had numerous engagements with investment community, particularly with Investor Day; and brought strong analytic and business partnering skills to senior management
	•	Lead development and deployment of updated financial strategy	•	Developed basis for target leverage policy as foundation for cash return policy, and obtained Board support for increased dividend and substantial share repurchases, which was well received at Investor Day
	•	Drive evolution of finance organization towards first quartile cost and world-class performance	•	Actively engaged in overall SAP S/4HANA effort; in parallel led effort to develop new service delivery model allowing finance to increase efficiency and improve effectiveness; developed initial plan to drive costs to median with initial rollout in 2019-2020, with drive to first quartile thereafter
	•	Support delivery of successful Lithium IPO and separation	•	Active participant in Steering Committee overseeing IPO project; deep involvement in retirement benefits, equity, and financial policy workstreams
Mark Douglas	•	TRIR for Agricultural Solutions <.10; audit all new plants for process safety	•	TRIR for Agricultural Solutions of .10; completed process safety audits
•

Strategy (each by September 2018)

–  Develop new 5-year plan for combined business

–  Develop manufacturing capacity and network plans

–  Develop recommendation for Company role in Precision Agriculture market

			•	Strategic plan timely developed and well-received at Investor Day; developed manufacturing sources to successfully offset manufacturing shutdowns in China; good progress on Precision Agriculture analysis and recommendations
	•	Integration of DuPont assets – R&D pipeline integrated and on track by Q2 – New organization structure complete by Q2 – Sales synergies identified and executed by Q3 – BPM on track	•	R + D pipeline integration and new organization structure completed; BPM on track; integration-related cost and sales synergies achieved (Selling, General & Administrative $50M < budget, with revenues $355M > budget and EBITDA and cash flow significantly > budget)
•

People

–  Critical jobs filled by April 2019

–  Focus on diversity, especially in management levels further down in the organization

–  Execute on expat relocations

–  Succession planning in place for Operating Committee

			•	Critical jobs filled; greater resources and focus on diversity and talent development, in tandem with succession planning

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		Individual Measures		Performance
Paul Graves	•	Support FMC and Lithium leadership transitions in connection with separation of Lithium segment	•	Supported transition of FMC CFO role to new incumbent; transitioned to CEO role with minimal issues from current management team; filled several C-suite level positions
	•	Lead the successful separation of Lithium	•	Successfully led IPO and separation of Lithium (Livent) despite extremely challenging market conditions, and developed clear investment thesis that aligns with Livent strategy; delivered 2018 Q3 and Q4 earnings in line with guidance
	•	Develop and implement post-IPO processes necessary for stand-alone public company	•	Implemented processes for quarterly earnings and other SEC reporting, as well as corporate governance principles
Andrea Utecht	•	Effectively manage legal resources for successful Lithium IPO and separation	•	Managed large team of internal and external resources needed to separate the business, including complex legal entity restructuring and asset transfers, as well as difficult employee benefit and compensation issues; deeply involved in review of SEC documents required for IPO
	•	Efficiently manage legal support for acquired business	•	Absorbed significant additional legal responsibilities with acquired business
	•	Lead GDPR data privacy compliance project	•	Led multifunctional team in achieving and maintaining compliance with GDPR and other privacy regulations worldwide
	•	Oversee legal strategy for Middleport and Pocatello remediation sites currently in litigation	•	Negotiated with regulatory authorities to achieve settlement for remediation of Middleport facility, which in general caps annual expenditure at $10M, providing certainty and stability; appellate brief filed with Court of Appeals to dismiss tribal claims for permit and other fees at Pocatello site
	•	Maintain control over inside and outside legal costs, and support renewed compliance efforts	•	Operating legal costs kept below budget; supported significant refresh of compliance awareness and training program

For Individual Measures, the Compensation Committee assesses performance achievement against goals and determines the individual performance rating on each individual objective, and then, based on the weighting given to each goal, determines the weighted average of the results, which yields an overall individual rating. The Individual Measures rating may range from 0 to 2.0.

Step 3. Payout Calculation

Finally, the Compensation Committee takes 70% of the target cash incentive opportunity of each executive officer for the Company Measures component and multiplies it by the applicable Company Measures rating for the applicable performance metric or metrics, as the case may be, to determine the Company Measures amount to be paid. Similarly, the Compensation Committee takes 30% of the target cash incentive opportunity of each executive officer for the Individual Measures component and multiplies it by the applicable Individual Measures rating to determine the Individual Measures amount to be paid.

The Compensation Committee then adds the amounts for the Company Measures component and the Individual Measures components to determine the total 2018 annual incentive payout for each NEO. The Compensation Committee then presents the determination of incentive payout amounts to the Board for its review and approval.

NEO	Target Incentive	Company Measures (BPI): 70% of Target Incentive	Company Measures Rating	Company Measures Incentive Payout Amount	Individual Measures (API) 30% of Target	Individual Measures (API) Rating	Individual Measures Incentive Payout Amount	Total 2018 Incentive Payout Amount
Pierre Brondeau	1,440,000	1,008,000	2.0	2,016,000	432,000	1.6	$691,200	$2,707,200
Andrew Sandifer	239,877	167,914	2.0	335,828	71,963	1.5	$107,945	$443,773
Mark Douglas†	542,232	379,564	2.0	759,128	162,670	1.6	$260,272	$1,019,400
Paul Graves (FMC) (1/01/18-9/30/18)††	316,013	221,209	2.0	442,419	94,804	1.3	$123,245	$565,664
Paul Graves (Livent) (10/01/18-12/31/18)††	200,000	140,000	1.41	197,400	60,000	1.3	$78,000	$275,400
Andrea Utecht	307,952	215,567	2.0	431,132	92,386	1.3	$120,102	$551,234

†	The Company Measures for Mr. Douglas consisted of 50% Adjusted Earnings and 50% Agricultural Solutions EBITDA. Under both metrics, the maximum performance level was achieved, resulting in a weighted average Company Measures rating of 2.0.

††	As disclosed above, Mr. Graves had an annual incentive opportunity based on a prorated amount with FMC for the period from January 1, 2018 through September 30, 2018, and an annual incentive opportunity based on a prorated amount with Livent for the period from October 1, 2018 to December 31, 2018. For his FMC opportunity, the Company Measures consisted of 100% Adjusted Earnings. Adjusted Earnings achieved the maximum performance level, and a rating of 2.0. For his Livent opportunity, the Company Measures consisted of 100% Lithium EBITDA and was between target and maximum, for a rating of 1.41.

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Long-Term Incentives

In 2018, long-term incentives were granted to executives via three different vehicles: performance-based restricted stock unit awards, stock options and restricted stock unit awards.

The Compensation Committee believes that LTI awards should compensate NEOs, in a meaningful way, for delivering sustainable long-term value to stockholders. LTI awards for the NEOs, except for the CEO, are recommended by the CEO and approved by the Compensation Committee. The LTI award for the CEO is recommended by the Compensation Committee and approved by the full Board of Directors. All LTI awards are approved during the February meetings of the Compensation Committee and the Board.

Generally, LTIs vest based on the NEO’s continued service over a three-year period, except that NEOs vest sooner in certain retirement-eligible situations. Unvested LTIs are generally forfeited upon a cessation of service, but in certain scenarios, awards may vest upon or following a termination, as further described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

2018 LTI Vehicle Mix

CEO	OTHER NEOs

The “Other NEOs” chart excludes the Special IPO Livent equity that was received by Mr. Graves in connection with his appointment as President and Chief Executive Officer of Livent.

The target values for the annual LTI awards granted in February of 2018 were as follows:

NEO	RSUs ($)	Options ($)	PRSUs ($)	Total ($)
Pierre Brondeau	$1,140,000	$1,710,000	$2,850,000	$5,700,000
Andrew Sandifer	$79,900	$79,900	$79,900	$239,700
Mark Douglas	$300,000	$300,000	$400,000	$1,000,000
Paul Graves	$330,000	$330,000	$440,000	$1,100,000
Andrea Utecht	$225,000	$225,000	$300,000	$750,000

In connection with his appointment as CEO of Livent, and in order to quickly promote direct and significant alignment of his interests with those of Livent’s stockholders, Mr. Graves received a grant of Livent restricted stock units and stock options, which were intended to represent two years’ worth of Livent annual equity grants, vesting in 2021 and 2022. The grant was reasonably sized relative to market standards. The target values for this Special IPO grant were as follows:

NEO	RSUs ($)	Options ($)	Total ($)
Paul Graves	$ 1,400,000	$ 1,400,000	$ 2,800,000

Performance-Based Restricted Stock Unit Awards

Since 2016, performance-based awards have been granted in the form of performance-based restricted stock unit awards. The Compensation Committee believes that having share-based performance awards closely aligns pay with performance in the interests of the stockholders.

These performance-based restricted stock unit awards are based on relative TSR performance as measured during a three-year period compared to the group of peer companies (53) listed below. Following the same approach as last year and in an effort to maintain a consistent and robust peer group of relevant performance peers, the 2018-2020 peer group reflects all companies included in the S&P 1500 Composite Chemical Index plus select additional chemical company peers, including companies not included in the index but a part of the compensation peer group, as described above. The 2018-2020 peer group differs from the 2017-2019 peer group due to changes in the companies included in the S&P 1500 Composite Chemical Index and a change in the companies included in the FMC compensation peer group, as described above.

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AdvanSix	Innospec Inc.
Air Products and Chemicals, Inc.	International Flavors & Fragrances, Inc.
Akzo Nobel N.V.	Koppers Holdings, Inc.
Albemarle Corporation	Kraton Corporation
American Vanguard Corporation	LSB Industries, Inc.
Ashland Global Holdings Inc.	LyondellBasell Industries N.V.
Axalta Coatings Systems Ltd.	Minerals Technologies, Inc.
Balchem Corporation	Monsanto Company
BASF SE	The Mosaic Company
Cabot Corporation	NewMarket Corporation
Calgon Carbon Corporation	Olin Corporation
Celanese Corporation	PolyOne Corporation
CF Industries Holdings, Inc.	PPG Industries, Inc.
The Chemours Company	Praxair, Inc.
DowDuPont Inc.	Quaker Chemical Company
Eastman Chemical Company	Rayonier Advanced Materials, Inc.
Ecolab, Inc.	RPM International, Inc.
Ferro Corporation	A. Schulman, Inc.
Flotek Industries, Inc.	The Scotts Miracle-Gro Company
H. B. Fuller Company	Sensient Technologies Corporation
FutureFuel Corp.	The Sherwin-Williams Company
W. R. Grace & Co.	Stepan Company
Hawkins, Inc.	Tredegar Corporation
Huntsman Corporation	Valhi, Inc.
Ingevity	Valvoline
Ingredion Incorporated	Westlake Chemical Corporation
Innophos Holdings, Inc.

In 2018 the Compensation Committee again selected relative TSR to incent management to achieve long-term stockholder returns that are superior to the Company’s peers. This helps to directly align management with stockholder interests. Relative TSR performance is calculated as four point-to-point measurements from 2018 to 2020. TSR performance is calculated for each of the three calendar years, as well as for the three-year period as a whole. Each of these four measurement periods carries a weight of 25% in calculating the final number of shares due. When the performance measure has been met for a particular calendar year during the three-year period of the award, that portion of units is “banked”, but is not considered “earned” and shares will not be delivered unless and until the executive remains in service for the three-year performance period (except in certain circumstances as described below under the heading entitled “Potential Payments Upon Termination or Change in Control”) and the performance is approved by the Compensation Committee. In addition, if cash dividends were paid to the Company’s stockholders during the applicable measurement period, dividend equivalent units are credited with respect to the banked units and are delivered to the executive if and when the banked units are delivered.

Any value earned by executives for these awards is based on the Company achieving a relative performance measure of TSR at or above the 35th percentile (the threshold), and units will be banked as set forth in the table below.

	Percentile Ranking of Company’s Total Stockholder Return
Level	Versus Peer Group Total Stockholder Return	Percentage of the Target Units Banked
Below Threshold	Below the 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	80th Percentile or higher	200%

If the cumulative three-year TSR performance for the period is negative, that portion (25%) of the payout is capped at 100% (target). For example, in the event of a broad and protracted market downturn, if the Company’s cumulative three-year TSR performance is negative, but still superior to most of the peer group, the payout for the three-year measurement period will be limited to target (even though performance in that scenario would have exceeded target). The Compensation Committee believes it is appropriate to limit payout in such circumstances, notwithstanding relative outperformance.

The Compensation Committee believes that the increasing cyclicality of the Company’s business as it moves to a 100% agricultural chemical company with the separation of its Lithium business beginning in 2018, and the difficulty of finding peers with the same type of industry exposure, necessitate both a payment for performance beginning at the 35% TSR percentile, and a system for banking payouts based in part on one year periods.

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The Compensation Committee granted the following number of performance-based restricted stock units to the CEO and the other NEOs in 2018:

NEO	PRSUs (#)
Pierre Brondeau	30,756
Andrew Sandifer	864
Mark Douglas	4,316
Paul Graves	4,748
Andrea Utecht	3,240

2019 Performance-Based RSU Awards Incorporate Additional Performance Metric

In response to stockholder feedback and its own evaluation, the Compensation Committee has added an operational metric, operating cash flow measured from the beginning to the end of the three-year period, as a performance metric for the performance-based RSUs beginning in 2019. The weighting of this metric is 30%, with the current operating metric of relative TSR representing the 70% remaining balance.

The “Operating Cash Flow” metric will be calculated as Adjusted EBITDA plus or minus the change in working capital, with Adjusted EBITDA defined as net income (loss) before corporate special charges (income); discontinued operations, net of income taxes; interest expense, net; depreciation and amortization; and the provision (benefit) for income taxes. Three-Year Operating Cash Flow will be the sum of Operating Cash Flow of each individual year in the three-year period. The performance period will run from January 1, 2019 through December 31, 2021.

Performance Periods Completed as of 2018 Year End

Below are the performance results for performance-based RSU performance periods that closed on or before December 31, 2018. Because of changes beginning in 2017 regarding the calculation methodology relating to the reinvestment of dividends and changes in the peer groups used for different grants, outcomes for the same year (i.e. the 2018 performance period) differ slightly under the various grants.

2016-2018 Performance-Based RSU Awards

For the 2016-2018 performance period, the Company’s relative TSR performance was as follows:

		TSR	Peer Group	Target			TSR
Measurement Periods	Weight	Performance	Percentile	0.0	1.0	2.0	Rating
2016-2018 Grant Year 1 (2016 TSR)	25%	56.62%	83%	<35%	50%	80%	2.0
2016-2018 Grant Year 2 (2017 TSR)	25%	64.85%	86%	<35%	50%	80%	2.0
2016-2018 Grant Year 3 (2018 TSR)	25%	(24.01)%	50%	<35%	50%	80%	1.0
3 Year TSR 2016-2018	25%	103.25%	100%	<35%	50%	80%	2.0

The 2016 performance-based RSUs vested as of December 31, 2018 and were certified in February 2019 at the 175% level (i.e. with a TSR Rating of 1.75), including dividend equivalents, as follows:

NEO	PRSUs (#)
Pierre Brondeau	125,276
Andrew Sandifer	3,501
Mark Douglas	14,992
Paul Graves	17,814
Andrea Utecht	11,910

2017-2019 Performance-Based RSU Awards

For the performance periods of 2017 and 2018, the Company’s relative TSR performance was as follows:

	TSR	Peer Group	Target
Measurement Periods	Performance	Percentile	0.0	1.0	2.0	TSR Rating
2017-2019 Grant Year 1 (2017 TSR)	65.12%	88%	35%	50%	80%	2.00
2017-2019 Grant Year 2 (2018 TSR)	(24.14)%	47%	35%	50%	80%	0.92

2018-2020 Performance-Based RSU Awards

For the 2018 performance period, the Company’s relative TSR performance was as follows:

	TSR	Peer Group	†	Target
Measurement Periods	Performance	Percentile		0.0	1.0	2.0	TSR Rating
2018-2020 Grant Year 1 (2018 TSR)	(24.14)%	51%		35%	50%	80%	1.03

†	As noted above, the 2018-2020 peer group differs from the 2017 – 2019 peer group.

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Stock Option Awards

In determining the number of options required to meet the compensation level approved for the CEO or an NEO, the Company divides that portion of the Compensation Committee-approved LTI award value related to stock options by the fair value of the option based on a Black-Scholes pricing model calculation using a 30-day average stock price for the period immediately preceding the February meeting of the Compensation Committee.

The exercise price of all stock option awards to NEOs is equal to the closing price of the Company’s stock on the date of the grant.

Time-Based Restricted Stock Unit Awards

In determining the amount of restricted stock units required to meet the compensation level approved for the CEO or an NEO, the Company divides that portion of the LTI award value related to restricted stock units for that year by a 30-day average stock price for the period immediately preceding the February meeting of the Compensation Committee. During the vesting period, if cash dividends are paid to the Company’s stockholders, the NEO will generally receive a special cash payment equal to the amount he or she would have received had he or she been the record holder of the shares underlying the RSUs when the dividend was declared and paid.

Generally, once the vesting condition is satisfied, the shares, less any shares used to satisfy statutory tax withholding obligations, are issued to the CEO or an NEO.

Special IPO Awards

In connection with the Livent IPO, Mr. Graves was awarded special one-time equity awards denominated in shares of Livent stock under the Livent Incentive Compensation and Stock Plan. The awards had a total target grant date fair value of $2,800,000 and included stock options to purchase 266,667 shares of Livent stock, and 82,353 Livent restricted stock units (the “Special IPO Awards”). During the vesting period for the RSUs, if cash dividends are paid to Livent’s stockholders, Mr. Graves will receive a special cash payment equal to the amount he would have received had he been the record holder of the shares underlying the RSUs when the dividend was declared and paid. Each grant is scheduled to vest in two equal installments, on the third and fourth anniversaries of the date of grant, subject generally to Mr. Graves’ continued service.

The Special IPO Awards were intended to represent two years’ worth of annual equity awards at Livent, and were therefore valued at two times Mr. Graves’ annual target award (established as of the IPO). As a result, Mr. Graves will not receive an additional annual equity award from Livent in 2019.

Additional Compensation Policies and Practices

Executive Stock Ownership Policy

The Company has established guidelines setting expectations for the ownership of Common Stock by executive officers. The ownership targets are as follows:

Position	Required Salary Multiple
Chief Executive Officer	6x base salary
Chief Financial Officer	3x base salary
Chief Operating Officer	3x base salary
All other NEOs	2x base salary

These ownership guidelines are reviewed against our peer company practices and, if necessary, adjusted every other year in conjunction with the formal market study of executive compensation. NEOs have a period of up to five years from the date of their appointment to meet the guidelines. In addition, the Company does not permit the sale of shares acquired upon the exercise of options or upon the vesting of time-based or performance-based restricted stock unit awards in an amount greater than 50% of the grant if the ownership targets have not been met.

All NEOs are in compliance with current ownership guidelines.

Anti-Hedging and Anti-Pledging Policies

The Company has adopted a policy which, with respect to Common Stock, prohibits the directors and officers of the Company, as well as their immediate family members, from (i) engaging in any forms of hedging or monetization transactions, or (ii) pledging or creating a security interest, or (iii) any other transaction that would directly or indirectly reduce the risk of holding Common Stock.

Clawback Policy

The Company has adopted a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements. If an accounting restatement is required because of material non-compliance with any financial reporting requirement, all incentive compensation paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to the Company. Alternatively, the Company is authorized to offset the forfeitable amount from compensation owed currently or in the future to such executive officer. The Compensation Committee is authorized to interpret this policy and make all determinations necessary for the policy’s operation.

Tax Deductibility of Executive Compensation

Generally, a public company cannot deduct compensation in excess of $1 million paid in any year to a Company’s chief executive officer, chief financial officer and the three other most highly compensated officers. Traditionally, certain “qualified performance-based compensation” was not subject to this $1 million limitation, and the Compensation Committee was mindful of this exemption when structuring executive compensation. 2017 tax reform, however, eliminated the “qualified performance-based compensation” exemption. Therefore, the Company will no longer receive the benefit of deductibility for new awards of performance-based compensation that are in excess of the $1 million deductibility cap. Nevertheless, our Compensation Committee continues to view pay for performance as an important part of our executive compensation policy.

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Potential Benefits Related to Change in Control or NEO Termination

The Compensation Committee believes that the long-term interests of stockholders are best served by providing reasonable income protection for NEOs to address potential change in control situations in which they may otherwise be distracted by their potential loss of employment in the event of a successful transaction. The Company has entered into an executive severance agreement with each NEO that provides certain financial benefits in the event of a change in control. These are “double trigger” arrangements – i.e., severance benefits under these arrangements are only triggered by a qualifying event (see section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”) that also results in the executive’s termination of employment under certain specified circumstances within 24 months following the event. Likewise, unless the Board decides otherwise, the vesting of otherwise unvested LTI awards will accelerate only upon the occurrence of both a qualifying change in control event and such termination of employment. The Compensation Committee also determined that, beginning in 2010, the Company would not enter into any agreements to pay an additional cash amount to cover any excise or similar tax under Section 4999 of the IRC in respect of any of the benefits subject to such excise taxes for any individual newly eligible for a change-in-control agreement. Of the current NEOs, only Ms. Utecht would be eligible for an additional cash amount to cover such excise taxes, due to the grandfathered status of her existing agreement; however, she is retiring on March 31, 2019. In addition, the Compensation Committee has approved benefit guidelines applicable to the NEOs in the event of the termination of their employment unrelated to a change in control, which are intended to provide reasonable transition assistance. The details of all of the above-described benefits are set forth in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”.

Effective upon the IPO, Mr. Graves entered into an executive severance agreement with Livent which provided substantially similar benefits upon an involuntary termination in connection with a change in control of Livent as those provided under the FMC executive severance agreement to which he was previously a party. In addition, Livent established benefit guidelines substantially similar to FMC’s guidelines to provide its executives with reasonable transition assistance in the event of the termination of their employment unrelated to a change in control.

Pension Benefits

Only Ms. Utecht is eligible for retirement benefits under (i) a qualified defined benefit plan (the “Qualified Plan”) available on a non-discriminatory basis to all employees hired before July 2007 who meet the service criteria; and (ii) a nonqualified defined benefit plan (the “Nonqualified Plan”), which is designed to restore the benefits that would have been earned under the Qualified Plan, absent the limits placed by the Internal Revenue Code. The details of these defined benefit plans are set forth in the 2018 Pension Benefits Table and the narrative that follows it.

Compensation and Organization Committee Report

This Compensation and Organization Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

The preceding report has been furnished by the following members of the Compensation and Organization Committee:

C. Scott Greer, Chairman
K’Lynne Johnson
Paul J. Norris
William H. Powell

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE 2018

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards(1)(2) ($) (d)	Option Awards(1) ($) (e)		Non-Equity Incentive Plan Compensation(3) ($) (f)	Change In Pension Value(4) ($) (g)	All Other Compensation(5) ($) (h)	Total ($) (i)
PIERRE BRONDEAU Chief Executive Officer and Chairman of the Board	2018	1,200,000	3,934,414	1,595,764		2,707,200	N/A	557,174	9,994,552
	2017	1,191,610	3,766,572	1,605,902		5,909,567	N/A	538,222	13,011,873
	2016	1,149,830	4,085,842	1,738,172		2,552,623	N/A	589,910	10,116,377
ANDREW SANDIFER† Executive Vice President and Chief Financial Officer	2018	438,555	151,726	74,581		443,773	N/A	67,224	1,175,859
	2017	—	—	—		—	N/A	—	—
	2016	—	—	—		—	N/A	—	—
MARK DOUGLAS†† President and Chief Operating Officer	2018	705,023	665,618	279,950		1,019,400	N/A	174,672	2,844,663
	2017	598,321	573,952	245,032		1,235,248	N/A	166,696	2,819,249
	2016	582,286	1,881,577	260,009		516,072	N/A	180,619	3,590,093
PAUL GRAVES††† Executive Vice President and Former Chief Financial Officer President and Chief Executive Officer, Livent Corporation	2018	723,856	2,132,872	1,707,965	(6)	841,064	N/A	203,191	5,608,948
	2017	697,138	681,964	291,135		1,338,535	N/A	196,893	3,205,665
	2016	678,456	1,996,480	308,935		753,100	N/A	222,922	3,959,893

ANDREA UTECHT Executive Vice President, General Counsel and Secretary	2018	513,254	499,842	209,969		551,234	92,396	75,333	1,942,028
	2017	509,516	455,922	194,654		942,451	391,958	72,655	2,567,156
	2016	492,914	1,008,469	206,557		547,160	258,400	62,113	2,575,613

(1)	The amounts in these columns reflect the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 15 to the Consolidated Financial Statements contained in the Company’s report on Form 10K for the year ended December 31, 2018 for the assumptions used in the valuations that appear in these columns with respect to awards denominated in FMC stock. See Note 12 to the Consolidated and Combined Financial Statements contained in Livent’s report on Form 10-K for the year ended December 31, 2018 for the assumptions used in the valuations with respect to awards denominated in Livent stock. The awards in column (d) are comprised of restricted stock units and performance-based restricted stock units.

(2)	For 2018, the amounts listed in this column include the following grants denominated in FMC common stock: (i) performance-based restricted stock unit grants for Mr. Brondeau, 30,756 units; for Mr. Sandifer, 864 units; for Mr. Douglas, 4,316 units; for Mr. Graves, 4,748 units; and for Ms. Utecht, 3,240 units; and (ii) annual restricted stock unit grants for Mr. Brondeau, 14,120 units; for Mr. Sandifer, 880 units; for Mr. Douglas, 3,313 units; for Mr. Graves, 3,652; and for Ms. Utecht, 2,489 units. Per SEC rules, the values of PRSUs are reported in this column based on their probable (target) outcomes at the grant date. However, the terms of the PRSUs permit additional shares to be earned based on above-target performance. In each case, the maximum numbers of shares that may be earned is equal to twice the target amount. The grant date value of the maximum number of shares that may be earned under the PRSUs was $5,461,650 for Mr. Brondeau, $153,429 for Mr. Sandifer, $766,435 for Mr. Douglas, $843,150 for Mr. Graves, and $575,359 for Ms. Utecht. The amounts also include a restricted stock unit award to Mr. Graves of 82,353 units, denominated in Livent stock. The awards listed in this column were adjusted upon the Distribution, as discussed in the introduction to the Grants of Plan-Based Awards Table below.

(3)	For 2018, amounts listed in this column were amounts paid with respect to the Annual Incentive for 2018.

(4)	For 2018, the amounts listed in this column are attributable to changes in the pension values under the Company’s qualified and nonqualified defined benefit plans. Details of these defined benefit plans are set forth in the Pension Benefits Table 2018 and the narrative that follows.

(5)	For 2018, the amounts stated in this column include: (i) with respect to the employer matching contribution to the FMC Corporation Savings and Investment Plan, for Messrs. Brondeau, Sandifer, Douglas, and Graves, and for Ms. Utecht, $11,000; (ii) with respect to the employer matching contribution to the FMC Corporation Non-Qualified Savings and Investment Plan, for Mr. Brondeau, $141,385; for Mr. Sandifer, $15,449; for Mr. Douglas, $47,250; for Mr. Graves, $48,492; and for Ms. Utecht, $31,849; (iii) with respect to employer core contributions to the Qualified and Nonqualified Savings and Investment Plans, for Mr. Brondeau, $13,750 for the Qualified Plan and $176,731 for the Nonqualified Plan; for Mr. Sandifer, $13,750 for the Qualified Plan and $19,565 for the Nonqualified Plan; for Mr. Douglas, $13,750 for the Qualified Plan and $59,063 for the Nonqualified Plan; and for Mr. Graves, $13,750 for the Qualified Plan and $60,122 for the Nonqualified Plan; (iv) with respect to dividends paid on unvested restricted stock units, for Mr. Brondeau, $94,928; for Mr. Sandifer, $4,319; for Mr. Douglas, $39,476; for Mr. Graves, $41,169; and for Ms. Utecht, $21,774. The amounts in this column also include the aggregate incremental costs for the following: for Mr. Brondeau, financial planning $25,000, personal use of the Company airplane $84,000, a golf club membership, and reserved parking; for Mr. Sandifer, financial planning and reserved parking; for Mr. Douglas, a golf club membership and reserved parking; for Mr. Graves, financial planning, executive long-term disability insurance, a golf club membership, and reserved parking; and for Ms. Utecht, financial planning, executive long-term disability insurance and reserved parking. The aggregate incremental cost for each of the foregoing perquisites and personal benefits that was quantified was calculated based on the amount the Company or its affiliate paid for such benefit times the percentage of personal use not reimbursed to the Company or its affiliate.

(6)	For Mr. Graves, the awards in column (e) for 2018 include 11,983 options to purchase shares of FMC stock, and 266,667 options to purchase shares of Livent stock.

†	Mr. Sandifer was promoted to Executive Vice President and Chief Financial Officer on May 15, 2018, succeeding Mr. Graves.

††	Mr. Douglas was promoted to President and Chief Operating Officer on May 15, 2018.

†††	Mr. Graves was an Executive Vice President and served as Chief Financial Officer until succeeded by Mr. Sandifer on May 15, 2018. In May 2018, Mr. Graves became President and Chief Executive Officer of the Company’s subsidiary, Livent. Livent was spun off from FMC on March 1, 2019, when FMC distributed to stockholders all of its remaining equity interest in Livent.

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The Summary Compensation Table lists all 2016, 2017 and 2018 compensation, as defined by the rules of the SEC, for the Chief Executive Officer, any individual who served as the Chief Financial Officer during any part of 2018, and each of the Company’s other executive officers that served as of the end of the fiscal year. The base salary, Annual Incentives, Long-Term Incentives (consisting of stock options, restricted stock units and performance-based restricted stock units), and Special IPO Awards, paid or awarded to these officers were determined by the Compensation Committee, as also described in the Compensation Discussion and Analysis. The material terms of the Annual Incentive and Long-Term Incentive awards are also described under “Components of Executive Compensation” under the Compensation and Discussion Analysis. The material terms of the qualified and nonqualified defined benefit plans, which are the basis for the accruals reported in Column (g) of the Summary Compensation Table above, are described in the narrative to the Pension Benefits Table.

Prior to 2016, we granted performance-based awards in the form of performance-based cash awards. The change in 2016 from performance-based cash to performance-based RSUs affects the presentation of LTI in the Summary Compensation Table above because of differences in how cash and stock are required to be reported under SEC rules. Specifically, performance-based cash is reported only when and if earned. However, performance-based RSUs are reported in the year of grant, based on their grant date (i.e. target) value, without regard to when or if the awards are ultimately earned. Because of this required difference in presentation:

•	2016 compensation in the Summary Compensation Table includes amounts earned for the 2014-2016 performance-based cash awards

•	2017 compensation in the Summary Compensation Table includes both amounts earned for the 2015-2017 performance-based cash awards and 2017-2019 PRSUs

•	2018 compensation in the Summary Compensation Table includes the 2018-2020 PRSUs

GRANTS OF PLAN-BASED AWARDS

In anticipation of and following the Distribution, a number of adjustments were made to outstanding FMC equity awards.

Prior to the Distribution, it was necessary for administrative purposes to impose a blackout period with respect to the trading of FMC stock in FMC’s 401(k) plan. As a result of this 401(k) blackout, FMC was legally required to impose a blackout period outside of the 401(k) plan as well with respect to the trading of FMC stock by insiders. To provide our equity grantees with an opportunity to conduct ordinary course transactions proximate to the usual vesting date of their annual awards, but prior to the blackout, the vesting date for RSUs and stock option awards granted in 2016 was accelerated by 12 days, as indicated in the Outstanding Equity Awards Table following this Grants of Plan-Based Awards Table.

As of the Distribution, outstanding equity awards held by NEOs who were FMC employees were treated as follows:

•	FMC RSUs and PRSUs granted prior to 2019 were converted into adjusted FMC and Livent equity awards.

•	FMC stock options continued to be denominated in FMC common stock, but the number of shares and the exercise price of the shares subject to those options were adjusted to account for the Distribution.

As of the Distribution, outstanding equity awards held by Mr. Graves were treated as follows:

•	FMC RSUs, FMC banked PRSUs and FMC stock options (and in the case of stock options, the exercise price of the award) were converted into Livent equity awards, adjusted to preserve the aggregate intrinsic value of the original awards. The conversion ratio was 0.935301. These converted awards remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable immediately prior to the conversion.

•	Unbanked FMC PRSUs were converted into Livent RSUs, and they ceased to be subject to performance-based vesting conditions. The number of unbanked PRSUs that were converted into Livent RSUs was determined by assuming that a target level of performance had been achieved for open or future performance periods. The converted awards remain subject to time-based vesting conditions.

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GRANTS OF PLAN-BASED AWARDS TABLE 2018

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards Number of Shares of Stock or Units(2)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair
Name (a)	Security	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Number of Shares of Stock or Units (#) (i)	Number of Securities Underlying Options (#) (j)	or Base Price of Option Awards ($/sh) (k)	Value of Stock and Option Awards ($) (l)
Pierre Brondeau		N/A	0	1,440,000	2,880,000
	FMC	2/15/2018				15,378	30,756	61,512				2,730,825
	FMC	2/15/2018							14,120			1,203,589
	FMC	2/15/2018								62,092	85.24	1,595,764
Andrew Sandifer		N/A	0	239,877	479,754
	FMC	2/15/2018				432	864	1,728				76,715
	FMC	2/15/2018							880			75,011
	FMC	2/15/2018								2,902	85.24	74,581
Mark Douglas		N/A	0	542,232	1,084,464
	FMC	2/15/2018				2,158	4,316	8,632				383,218
	FMC	2/15/2018							3,313			282,400
	FMC	2/15/2018								10,893	85.24	279,950
Paul Graves		N/A	0	516,013	1,032,026
	FMC	2/15/2018				2,374	4,748	9,496				421,575
	FMC	2/15/2018							3,652			311,296
	FMC	2/15/2018								11,983	85.24	307,963
	LIVENT	10/10/2018								266,667	17.00	1,400,002
	LIVENT	10/10/2018							82,353			1,400,001
Andrea Utecht		N/A	0	307,952	615,904
	FMC	2/15/2018				1,620	3,240	6,480				287,680
	FMC	2/15/2018							2,489			212,162
	FMC	2/15/2018								8,170	85.24	209,969

(1)	The actual amount of the Annual Incentive paid to the NEO with respect to 2018 is stated in Column (f) of the Summary Compensation Table. The threshold, target and maximum performance signify performance that will yield a BPI rating of 0, 1.0 and 2.0, respectively. In order for any payout to be earned, performance must exceed the threshold level. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and maximum achievement levels is determined using straight-line interpolation.

(2)	Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan. Each PRSU is equivalent to one share of our common stock on the date of grant. The PRSUs are earned for achieving specified relative TSR percentile ranks during the three-year performance period beginning January 1, 2018 and ending December 31, 2020. See “Performance-Based Restricted Stock Unit Awards” under Compensation Discussion and Analysis, Long-Term Incentives for a discussion of the terms of these performance-based RSUs.

Each of the FMC awards contained in the Grants of Plan-Based Awards Table above were granted under the FMC Incentive Compensation and Stock Plan, which is administered by the Compensation Committee. The FMC Incentive Compensation and Stock Plan provides for annual, as well as long-term incentive awards.

Each of the Livent awards contained in the Grants of Plan Based Awards Table above were granted to Mr. Graves in connection with the IPO under the Livent Incentive Compensation and Stock Plan. The Livent Incentive Compensation and Stock Plan is administered by Livent’s Compensation and Organization Committee.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE 2018

As described above, in advance of the Distribution, the vesting date on stock options and RSUs scheduled to vest on February 25, 2019 was accelerated to February 13, 2019.

	Option Awards						Stock Awards
Name (a)	Security	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2)(3) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Pierre	FMC	68,424			40.89	2/17/2021	31,100		2,300,156
Brondeau	FMC	73,524			47.60	2/16/2022	18,559		1,372,624
	FMC	57,574			59.47	2/18/2023	12,302		909,856
	FMC	47,717			72.93	2/17/2024	29,453	(5)	2,178,344	39,892	(6)	2,950,412
	FMC	80,267			63.41	2/27/2025	8,016	(7)	592,863	46,134	(8)	3,412,071
	FMC	82,137			63.41	2/27/2025
	FMC		203,533		37.38	2/25/2026
	FMC		102,548		57.63	2/27/2027
	FMC		62,092		85.24	2/15/2028
Andrew	FMC	2,296			59.47	2/18/2023	2,172		160,641
Sandifer	FMC	1,813			72.93	2/17/2024	1,322		97,775
	FMC	2,473			63.41	2/27/2025	862		63,754
	FMC		9,475		37.38	2/25/2026	840	(5)	62,126	1,136	(6)	84,019
	FMC		4,869		57.63	2/27/2027	226	(7)	16,715	1,296	(8)	95,852
	FMC		2,902		85.24	2/15/2028
Mark	FMC	3,460			40.89	2/17/2021	6,978		516,093
Douglas	FMC	11,244			47.60	2/16/2022	4,248		314,182
	FMC	9,565			59.47	2/18/2023	3,237		239,409
	FMC	8,629			72.93	2/17/2024	34,000		2,514,640
	FMC	11,772			63.41	2/27/2025	3,595	(5)	265,886	4,870	(6)	360,185
	FMC		30,446		37.38	2/25/2026	1,126	(7)	83,279	6,474	(8)	478,817
	FMC		15,647		57.63	2/27/2027
	FMC		10,893		85.24	2/15/2028
Paul	FMC	12,246			59.47	2/18/2023	8,291		613,202
Graves	FMC	10,252			72.93	2/17/2024	5,047		373,276
	FMC	13,986			63.41	2/27/2025	3,561		263,372
	FMC		36,175		37.38	2/25/2026	34,000		2,514,640
	FMC		18,591		57.63	2/27/2027	4,272	(9)	315,957	2,893	(10)	213,966
	FMC		11,983		85.24	2/15/2028	1,238	(11)	91,562	3,561	(12)	263,372
	Livent		266,667		17.00	10/10/2028	82,353		1,136,472
Andrea	FMC	13,848			28.64	2/18/2020				3,868	(6)	286,077
Utecht(13)	FMC	10,616			40.89	2/17/2021				4,860	(8)	359,446
	FMC	10,352			47.60	2/16/2022
	FMC	8,106			59.47	2/18/2023
	FMC	6,855			72.93	2/17/2024
	FMC	9,352			63.41	2/27/2025
	FMC		24,187		37.38	2/25/2026
	FMC		12,430		57.63	2/27/2027
	FMC		8,170		85.24	2/15/2028

(1)	For the awards with an expiration date of 2/25/2026, the vesting date is 2/13/2019 (originally 2/25/2019); for the awards with an expiration date of 2/27/2027, the vesting date is 2/27/2020; for the awards with an expiration date of 2/15/2028, the vesting date is 2/15/2021; and for the Livent award with an expiration date of 10/10/2028, the vesting dates are 10/10/2021 and 10/10/2022 (50% of the award will vest on each vesting date). Because Ms. Utecht was eligible for Normal Retirement (as defined in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement under the “Retirement” heading) in 2018, her awards are not subject to forfeiture, and will become exercisable upon her retirement date.

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(2)	With respect to Mr. Brondeau’s award of 31,100 shares, Mr. Sandifer’s award of 2,172 shares, Mr. Douglas’ awards of 6,978 shares and 34,000 shares, Mr. Graves’ awards of 8,291 shares and 34,000 shares, the vesting date is 2/13/2019 (originally 2/25/2019). With respect to Mr. Brondeau’s award of 18,559 shares, Mr. Sandifer’s award of 1,322 shares, Mr. Douglas’ award of 4,248 shares, and Mr. Graves’ award of 5,047 shares, the vesting date is 2/27/2020. With respect to Mr. Brondeau’s award of 12,302 shares, Mr. Sandifer’s award of 862 shares, Mr. Douglas’ award of 3,237 shares, and Mr. Graves’ award of 3,561 shares, the vesting date is 2/15/2021. With respect to Mr. Graves’ award of 82,353 Livent shares, the vesting dates are 10/10/2021 and 10/10/2022 (50% of the award will vest on each vesting date).

(3)	The stock award numbers shown in column (g) indicate the number of shares subject to outstanding awards as adjusted in the case of banked PRSUs to reflect actual performance outcomes and dividend equivalent units credited with respect to those banked units.

(4)	The stock award numbers shown in column (i) are unbanked PRSU awards adjusted based on prior performance outcomes (as dictated by SEC rules); actual performance outcomes for those awards will not be determined until the applicable performance periods are completed.

(5)	These units represent the portion of PRSUs granted in 2017 that were banked based on 2017 performance at 200% and 2018 performance at 92%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares remain subject to time-based vesting based on continued service through 12/31/2019.

(6)	These units represent the portion of PRSUs granted in 2017 that remain subject to an open performance period. While no amount has yet been earned, they are shown here at 200% of target in accordance with SEC rules. If and to the extent earned, these units will be banked and delivered following the culmination of the performance period ended 12/31/2019, subject to continued service through that date (other than for Ms. Utecht). In accordance with the Company’s retirement policy, Ms. Utecht will remain eligible to earn shares under her 2017 PRSU grant following her retirement.

(7)	These units represent the portion of PRSUs granted in 2018 that were banked based on 2018 performance, at 103%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares remain subject to time-based vesting based on continued service through 12/31/2020.

(8)	These units represent the portion of PRSUs granted in 2018 that remain subject to an open performance period. While no amount has yet been earned, they are shown here at 200% of target in accordance with SEC rules. If and to the extent earned, these units will be banked and remain subject to time-based vesting based on continued service through 12/31/2020 (other than for Ms. Utecht). In accordance with the Company’s retirement policy, Ms. Utecht will remain eligible to earn shares under her 2018 PRSU grant following her retirement.

(9)	These units represent the portion of PRSUs granted in 2017 that were banked based on 2017 performance at 200% and 2018 performance at 92%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares, as adjusted upon the Distribution, remain subject to time-based vesting based on continued service through 12/31/2019.

(10)	These units represent the portion of PRSUs granted in 2017 that remained subject to open or future performance periods as of 12/31/2018, shown here at 100% of target. Upon the Distribution, these PRSUs were converted (at 100% of target) into time-based RSUs denominated in Livent stock, which will vest on 12/31/2019.

(11)	These units represent the portion of PRSUs granted in 2018 that were banked based on 2018 performance at 103%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares, as adjusted upon the Distribution, remain subject to time-based vesting based on continued service through 12/31/2020.

(12)	These units represent the portion of PRSUs granted in 2018 that remained subject to open or future performance periods as of 12/31/2018, shown here at 100% of target. Upon the Distribution, these PRSUs were converted (at 100% of target) into time-based RSUs denominated in Livent stock, which will vest on 12/31/2020.

(13)	Because Ms. Utecht was eligible for Normal Retirement in 2018, none of her RSUs or banked PRSUs are subject to forfeiture. Therefore, there are no unvested shares to report for her in column (g). In the absence of her eligibility for Normal Retirement, the following grants would have been reported for her in column (g): 5,544 RSUs (originally scheduled to vest on 2/25/2019), 3,374 RSUs (otherwise vesting on 2/27/2020), 2,428 RSUs (otherwise vesting on 2/15/2021), 1,948 shares banked under the 2017 PRSU grant based on 2017 performance (otherwise vesting on 12/31/2019), 931 shares banked under the 2017 PRSU grant based on 2018 performance (otherwise vesting on 12/31/2019) and 830 shares banked under the 2018 PRSU grant based on 2018 performance (otherwise vesting on 12/31/2020). The number of shares represented for the PRSUs also include the dividend equivalent rights credited with respect to those banked units.

OPTION EXERCISES AND STOCK VESTED TABLE 2018

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired On Exercise (#) (b)	Value Realized On Exercise ($) (c)	Number of Shares Acquired On Vesting (#) (d)	Value Realized On Vesting ($) (e)
Pierre Brondeau	72,992	4,274,207	214,061	16,598,166
Andrew Sandifer	0	0	4,451	337,394
Mark Douglas	10,698	488,901	26,512	2,065,565
Paul Graves	0	0	23,185	1,761,114
Andrea Utecht(1)	0	0	9,337	737,749

(1)	For Ms. Utecht, the number of shares in column (d) include: (i) 2,428 RSUs granted in 2018 (scheduled to be delivered after 2/15/2021), (ii) 5,154 shares earned in 2018 pursuant to Ms. Utecht’s 2016 PRSU grant (delivered in February of 2019), (iii) 909 shares earned in 2018 pursuant to Ms. Utecht’s 2017 PRSU grant (scheduled to be delivered after 12/31/2019); and (v) 846 shares earned in 2018 pursuant to Ms. Utecht’s 2018 PRSU grant (scheduled to be delivered after 12/31/20). The shares are reported in this table because they were not subject to a risk of forfeiture upon grant (for the RSUs) or upon being banked (for the PRSUs), since Ms. Utecht was eligible for Normal Retirement in 2018.

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PENSION BENEFITS TABLE 2018

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Pierre Brondeau	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Andrew Sandifer	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Mark Douglas	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Paul Graves	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Andrea Utecht	Qualified Plan	17.50	769,179	—
	Nonqualified Plan	17.50	2,216,167	—

(1)	All credited years of service are the actual years of service under the relevant plan.

Pension Plans

The FMC Salaried and Nonunion Hourly Employees Retirement Plan (the “Qualified Plan”) is a non-contributory defined benefit plan that is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), as a tax-qualified plan. Messrs. Brondeau, Douglas, Sandifer and Graves were hired after July 1, 2007 when the Qualified Plan was closed to new employees, and accordingly these NEOs do not participate in the Qualified Plan, but do participate in defined contribution plans of the Company.

Under the Qualified Plan, an employee’s pension benefit is calculated based on credited company service and a final average year earnings (“FAYE”) formula, and the annual benefit payable is subject to a statutory cap of $220,000 for 2018 (“maximum benefit limitation” cap). FAYE is determined using earnings from the highest 60 consecutive months out of the last 120 calendar months that immediately precede the employee’s retirement date. Eligible compensation includes base salary (see Column (c) of the Summary Compensation Table), Annual Incentive pay (see Column (f) of the Summary Compensation Table) and certain other performance payments and is subject to a statutory cap of $275,000 for 2018 (“total earnings” cap). However, stock option gains, other equity awards and long-term performance-based cash are not included in eligible compensation.

Normal retirement age is 65. Ms. Utecht is eligible for normal retirement. Benefits at normal retirement are calculated using the formula described below.

The retirement formula is 1.0% of FAYE up to the Social Security covered compensation base plus 1.5% of FAYE in excess of the Social Security covered compensation base times years of credited service (up to 35 years) plus 1.5% of FAYE times years of credited service in excess of 35. The actual benefit amount depends on the form of payment selected by the employee, i.e., individual life annuity, joint and survivor annuity or level income option. All benefits under the Qualified Plan are paid as an annuity. The amounts reflected for the Qualified Plan in the Pension Table are actuarial present values of the single life annuity that would be payable at age 62, which is the earliest age an NEO can retire without a benefit reduction. There is no Social Security offset.

Early retirement is defined as retirement from active service when an employee reaches age 55 with a minimum of ten years credited service. Employees who elect early retirement receive an actuarially reduced pension. This reduction is 4% per year for each year prior to age 62. The maximum reduction is 28% (62-55 x .04) of the age 65 benefit calculation. The IRC limits the annual benefits that may be paid from a tax-qualified retirement plan and the compensation that may be taken into account in calculating those benefits, as noted above.

The Salaried Employees Equivalent Plan (the “Nonqualified Plan”) is a non-contributory retirement restoration plan that restores the benefits earned under the Qualified Plan formula described above.

This plan represents an unfunded liability and all amounts listed in the table above for this plan are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy. Messrs. Brondeau, Douglas, Sandifer and Graves are participants in defined contribution plans and are not eligible to participate in the Nonqualified Plan, as the plan does not cover employees who are not also covered by the Qualified Plan. These supplemental benefits are calculated using the same formula described above without regard to the IRC limits, less amounts payable under the Qualified Plan. The Nonqualified Plan amounts reflected in the Pension Benefits Table above are paid in a lump sum on the later of attainment of age 55 or six months following the employee’s retirement.

Actuarial assumptions used to determine the present value of the accumulated benefits under the Qualified Plan and Nonqualified Plan as of December 31, 2018 are as follows.

•	Sum of present value of qualified defined benefit accrued through December 31, 2018 plus present value of nonqualified defined benefit accrued through December 31, 2018

•	Present value of qualified plan benefit calculated as amount payable at first unreduced age using December 31, 2018 ASC 715 disclosure assumptions (4.35%, RP2006 with generational MP2018 projection) and reflecting discounting of present value back to December 31, 2018 using ASC 715 interest only (4.35%)

•	Present value of nonqualified plan benefit calculated as amount payable at first unreduced age using December 31, 2018 ASC 715 lump sum assumptions (3.35%, 417e2019) and reflecting discounting of present value back to December 31, 2018 using ASC 715 interest only (3.97%) for Ms. Utecht

•	Unreduced benefits are first available at age 70.08 (immediately) for Ms. Utecht

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NONQUALIFIED DEFERRED COMPENSATION TABLE 2018

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY(2) ($) (c)		Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(3) ($) (f)
Pierre Brondeau	190,481	318,116	(4)	(1,039,692)	—	5,283,749
Andrew Sandifer†	21,928	35,014	(5)	(40,634)	—	310,961
Mark Douglas	72,813	106,313	(6)	(305,830)	—	1,307,676
Paul Graves††	74,365	108,613	(7)	(164,548)	—	1,027,131
Andrea Utecht	53,561	31,849		(171,711)	—	1,898,896

(1)	The amounts listed in this column are reported as compensation in the amounts stated in Column (c), Salary, of the Summary Compensation Table.

(2)	The amounts listed in this column are reported as compensation in the amounts stated in Column (i), All Other Compensation, of the Summary Compensation Table.

(3)	The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Brondeau, $2,503,430; for Mr. Douglas, $704,163; for Mr. Graves, $501,555; and for Ms. Utecht, $978,783 plus earnings on those amounts.

(4)	In addition to the Company’s matching contribution of $141,385, Mr. Brondeau received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $275,000 in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $176,731.

(5)	In addition to the employer matching contribution, of $15,449 Mr. Sandifer received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $275,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $19,565.

(6)	In addition to the Company’s matching contribution of $47,250, Mr. Douglas received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $275,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $59,063.

(7)	In addition to the employer matching contribution, of $48,492, Mr. Graves received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $275,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $60,122.

†	Mr. Sandifer was promoted to Executive Vice President and Chief Financial Officer on May 15, 2018, succeeding Mr. Graves.

††	Mr. Graves was an Executive Vice President and was Chief Financial Officer until succeeded by Mr. Sandifer on May 15, 2018. In May 2018, Mr. Graves became President and Chief Executive Officer of the Company’s subsidiary Livent. Livent was spun off from FMC on March 1, 2019, when FMC distributed to stockholders all of its remaining equity interest in Livent.

The FMC Nonqualified Savings and Investment Plan (the “Nonqualified Savings Plan”) is a voluntary deferred compensation plan available to employees whose annual compensation exceeds $250,000 (or to employees who were previously made eligible when such threshold was $140,000 prior to 2018). The Nonqualified Savings Plan mirrors the FMC Corporation Savings and Investment Plan (the “Qualified Savings Plan”), which is a tax-qualified savings plan under Section 401(k) of the IRC.

Participants in the Qualified Savings Plan are subject to certain contribution and earnings limits set under Sections 402(g) and 401(a) (17) of the IRC. The Nonqualified Savings Plan is used to facilitate the continuation of contributions beyond the limits allowed under the Qualified Savings Plan. Employees may defer 1% to 50% of their base salaries and up to 100% of their annual incentive compensation. In 2018, the Company’s matching contribution under both plans was 80% of the amount deferred up to a maximum of 5% of eligible earnings, i.e. base salary and annual incentive paid in fiscal year 2018. In addition to the Company’s matching contribution, employees hired after July 1, 2007, who are not eligible to participate in the Qualified and Non-Qualified Plans, are entitled to receive employer core contributions under the Qualified and Non-Qualified Savings Plans of 5% of eligible earnings in the aggregate.

Compensation deferred under the Nonqualified Savings Plan is deemed invested by the participant in his or her choice of more than 20 investment choices offered to all participants. All investments, except for the FMC Stock Fund, are mutual funds, and all investments may be exchanged by the participant at any time. Earnings on investments are market earnings. There are no programs or provisions for guaranteed rates of return. Distributions under the Nonqualified Savings Plan must occur or commence at the earlier of separation of service plus six months or at a designated time elected by the participant at the time of deferral. Distributions may be in lump sum or installments as determined by the participant’s distribution election.

The Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar requirements of ERISA. This plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy.

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Pay Ratio Disclosure

We are required to disclose the FMC CEO to median employee pay ratio as calculated in accordance with Item 402(u) of Regulation S-K. We identified our median employee last year by examining the total cash compensation for all employees, excluding our CEO, who were employed by FMC on December 31, 2017. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We annualized the compensation for any full-time employee who was not employed by FMC for the full year in 2017. For non-U.S. employees, we applied a published currency exchange rate in effect as of December 31, 2017.

For purposes of this pay ratio disclosure, we used the same median employee we identified in 2017. Under SEC rules, we may rely on last year’s median employee for the purposes of this disclosure because we believe that there has been no change in our employee population or non-executive employee compensation arrangements that would result in a significant change to our pay ratio disclosure.

We calculated annual total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the 2018 Summary Compensation Table in this proxy statement, except that, consistent with our calculation last year, we did not include certain incentive or profit sharing compensation that the median employee is expected to earn in respect of his or her services in 2018 because such amounts were not determinable prior to the printing of this proxy statement. Had those additional amounts been included in the total compensation of the median employee, the pay ratio would be lower than as disclosed here. To the extent that any portion of the median employee’s compensation was denominated in foreign currency, we applied a published currency exchange rate in effect as of December 31, 2018. Using this methodology, we have estimated that the median of the annual total compensation of our employees, excluding our CEO, was $53,840, and the annual total compensation of our CEO was $9,994,552. Therefore, our 2018 CEO to median employee pay ratio is 186:1.

Potential Payments Upon Termination or Change in Control

The following disclosure and accompanying table reflects the amount of compensation payable to each of our NEOs upon various events. The amounts shown in the table assume that such event was effective as of December 31, 2018, the last day of our fiscal year, and thus include amounts earned through such time. The amounts are calculated using various assumptions and are therefore only estimates of the amounts that could become payable to our NEOs. The actual amounts to be paid out can only be determined at the time of an actual termination or change in control. References to awards “vesting” throughout this “Potential Payments Upon Termination or Change in Control” section mean that the awards are no longer subject to a risk of forfeiture. In some cases, the cash or shares will be delivered to the NEO promptly after termination. In other cases, the NEO must wait until he or she would otherwise have received a payout had the NEO’s employment not terminated (and such deferred payouts are referred to as being subject to a “Delayed Delivery”).

Change in Control Involving a Termination

Each NEO is party to an Executive Severance Agreement which provides that if a change in control (as described below) of the Company occurs and, within two years after that change in control, the employment of an NEO is terminated without cause or an NEO resigns his or her employment because his or her duties, location, salary, compensation or benefits were substantially changed or reduced (each a “Change in Control Termination”), then the NEO would be entitled, contingent on the NEO’s execution of a release in favor of the Company, to the following payments and benefits:

•	36 months of base salary, payable in a lump sum

•	Three times target annual incentive (based on NEO’s highest historical target), payable in a lump sum

•	Prorated bonus for year of termination

•	Outplacement services, with cost capped at 15% of NEO’s base salary

•	Health and welfare benefits continuation for three years

Under the terms of the Company’s equity incentive award agreements, contingent on the NEOs executing a release, upon a Change in Control Termination:

•	All unvested stock options will vest and remain exercisable for up to three months

•	All unvested restricted stock units will vest, and shares will be delivered promptly thereafter

•	Banked performance-based restricted stock units will vest, and shares will be delivered thereafter

•	Performance-based restricted stock units whose measurement periods are not yet complete will vest as though target level performance was attained for those measurement periods, and shares will be delivered thereafter

Effective upon the IPO, Mr. Graves entered into an executive severance agreement with Livent which provided substantially similar benefits upon an involuntary termination in connection with a change in control of Livent as those provided under the FMC Executive Severance Agreement described above, to which he was previously a party.

Ms. Utecht is retiring on March 31, 2019. If all or any part of the benefits due to Ms. Utecht in connection with a Change in Control Termination had been subject to an excise or similar tax under Section 4999 of the IRC, under the terms of her Executive Severance Agreement and as consistent with the terms of a prior agreement, the Company would have paid to Ms. Utecht an additional cash amount to cover all such excise taxes. Messrs. Brondeau, Douglas, Sandifer and Graves are not entitled to an additional cash payment to cover any excise taxes.

In general, the following are considered to be a change in control: (a) a third party’s acquisition of twenty percent or more of the Company’s Common Stock; (b) a change in the majority of the Board of Directors; (c) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (d) the complete liquidation or dissolution of the Company.

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As a general rule, no NEO has an entitlement to benefits upon a change in control that is not followed by a termination. In connection with the IPO of Livent, however, Mr. Graves received Special IPO Awards of Livent stock options and RSUs, which vest following a change in control of Livent if the equity awards are not continued or assumed upon the change in control.

Termination Not For Cause (Other than Following a Change in Control)

The Company maintains Executive Severance Guidelines (“Guidelines”) setting forth payments and benefits to NEOs who are terminated without cause in the normal course. However, no NEO has a contractual entitlement to these benefits and the Compensation Committee has the discretion to enhance or reduce the benefits in any specific case. Any NEO receiving payments or benefits pursuant to the Guidelines must sign a non-solicitation, non-compete and confidentiality agreement as a condition to the payment of any benefit under the Guidelines.

The Guidelines provide:

•	12 months of base salary, payable in a lump sum

•	One time target annual incentive

•	Prorated target bonus for year of termination

•	Transition benefits (outplacement assistance and financial/tax planning)

•	Health benefits continuation for one year

By Letter Agreement dated October 23, 2009, as amended (the “Brondeau Letter Agreement”), if Mr. Brondeau is terminated without cause in the normal course, he would be entitled to 24 months of base salary, payable in a lump sum, in lieu of the 12 months of base salary and one time target annual incentive set forth in the Guidelines. In addition to health benefits continuation at active employee rates for one year, he would also receive life insurance benefits continuation at active employee rates during that year. These payments and benefits would be subject to his execution of a release.

Treatment of the NEOs’ equity incentive awards is as follows:

•	Vested options remain exercisable for one year following termination. Unvested options that would have vested within one year following termination become exercisable on regularly scheduled dates, and remain exercisable for one year thereafter

•	Unvested restricted stock units will vest prorata, and shares will be delivered promptly thereafter

•	Banked performance-based restricted stock units will vest, with shares subject to a Delayed Delivery

•	Performance-based restricted stock units whose measurement periods are not yet complete will vest prorata, based on actual performance for each applicable measurement period, with shares subject to a Delayed Delivery

Effective upon the IPO, Livent established executive severance guidelines which are substantially similar to FMC’s guidelines.

Retirement

Under the terms of the Company’s long-term equity incentive award agreements, NEOs are considered retirement eligible at age 65 (“Normal Retirement”) or at age 62, once they have completed at least ten years of service with the Company (“Early Retirement”). As of December 31, 2018, only Ms. Utecht was eligible for such retirement.

If an NEO terminates employment after achieving Normal Retirement or Early Retirement:

•	All unvested stock options will vest, and remain exercisable for up to five years

•	All unvested restricted stock units will vest, with shares subject to a Delayed Delivery

•	Banked performance-based restricted stock units will vest, with shares subject to a Delayed Delivery

•	Performance-based restricted stock units whose measurement periods are not yet complete will vest prorata, based on actual performance for each applicable measurement period, with shares subject to a Delayed Delivery

If an NEO terminates employment, effective after June 30 of the first year of the performance cycle for an outstanding performance-based restricted stock unit award, after the NEO has achieved Normal Retirement or Early Retirement, and has commenced succession planning with our human resources department at least six months prior to the termination (“Approved Retirement”), those units will not be subject to proration. Rather, upon an Approved Retirement, the NEO will continue to earn the units as if he or she had continued to be employed until the end of the full performance period.

Any vesting of the performance-based restricted stock units upon retirement is contingent on the NEO’s execution of a release under the terms of the performance-based restricted stock unit award agreements.

Pursuant to the Brondeau Letter Agreement, if Mr. Brondeau terminates employment after the Board has approved a “definitive succession plan”, he will be considered to have attained Early Retirement for the purpose of vesting into his options and restricted stock units.

The Livent Special IPO Awards of stock options and RSUs which were granted to Mr. Graves in connection with the IPO contain retirement vesting features that are substantially similar to those described above pursuant to the FMC equity awards. However, Mr. Graves is not and will not become retirement eligible during the vesting period applicable to these awards.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The valuation of equity awards in the below table is based upon our stock price, and as applicable, Livent’s stock price, on December 31, 2018. The ultimate value of any equity awards in the event of a termination will depend upon the stock price, (i) in the case of options, on the date of exercise, and (ii) in the case of restricted stock units and performance-based restricted stock units, on vesting and delivery of the shares. In addition, as noted in the introduction to the Grants of Plan-Based Awards Table above, outstanding equity awards were adjusted upon the Distribution.

PIERRE BRONDEAU

Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination ($) (b)		Termination Without Cause ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	7,920,000	(2)	2,400,000	(3)	N/A
Transition Benefits	180,000	(4)	20,000	(5)	N/A
Restricted Stock Units	4,582,636	(6)	3,263,934	(7)	N/A	(8)
Stock Options	9,119,846	(9)	7,445,237	(10)	N/A	(8)
Performance-Based Restricted Stock Units	5,952,449	(11)	3,452,502	(12)	N/A	(8)
Welfare Benefits	78,634	(13)	26,211	(14)	N/A
TOTAL	27,833,565		16,607,884

ANDREW SANDIFER†

Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination ($) (b)		Termination Without Cause ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	2,400,000	(2)	800,000	(3)	N/A
Transition Benefits	75,000	(4)	20,000	(5)	N/A
Restricted Stock Units	322,170	(6)	229,177	(7)	N/A
Stock Options	426,106	(9)	346,596	(10)	N/A
Performance-Based Restricted Stock Units	168,777	(11)	98,170	(12)	N/A
Welfare Benefits	41,030	(13)	19,833	(14)	N/A
TOTAL	3,433,083		1,513,776

MARK DOUGLAS

Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination ($) (b)		Termination Without Cause ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	4,131,000	(2)	1,377,000	(3)	N/A
Transition Benefits	115,000	(4)	20,000	(5)	N/A
Restricted Stock Units	3,584,323	(6)	3,120,861	(7)	N/A
Stock Options	1,369,230	(9)	1,113,715	(10)	N/A
Performance-Based Restricted Stock Units	768,666	(11)	435,822	(12)	N/A
Welfare Benefits	60,772	(13)	16,316	(14)	N/A
TOTAL	10,028,991		6,083,714

PAUL GRAVES††

Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination(15) ($) (b)		Termination Without Cause(16) ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	4,800,000	(2)	1,600,000	(3)	N/A
Transition Benefits	120,000	(4)	20,000	(5)	N/A
Restricted Stock Units	4,900,961	(6)	3,338,213	(7)	N/A
Stock Options	1,626,873	(9)(17)	1,323,282	(10)(17)	N/A
Performance-Based Restricted Stock Units	884,857	(11)(17)	508,130	(12)(17)	N/A
Welfare Benefits	59,039	(13)(17)	16,316	(14)(17)	N/A
TOTAL	12,391,730		6,805,941

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ANDREA UTECHT
Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination ($) (b)		Termination Without Cause ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	2,463,619	(2)	821,206	(3)	N/A
Transition Benefits	77,000	(4)	20,000	(5)	N/A
Restricted Stock Units	839,150	(6)	839,150	(7)	839,150	(19)
Stock Options	1,087,742	(9)	1,087,742	(10)	1,087,742	(20)
Performance-Based Restricted Stock Units	596,635	(11)	596,635	(12)	596,635	(21)
Welfare Benefits	66,166	(13)	10,881	(14)	N/A
Pension Enhancement	517,592	(18)	N/A		N/A
Excise Tax Gross Up	0		N/A		N/A
TOTAL	5,647,904		3,375,614		2,523,527

(1)	On December 31, 2018, Ms. Utecht was eligible for Normal Retirement; and Messrs. Brondeau, Sandifer, Graves and Douglas were not eligible to retire.
(2)	The amount shown is equal to three times the sum of base salary plus target annual incentive, calculated by using the highest annualized target available to the NEO during his/her career with the Company.
(3)	The amount shown is equal to the sum of 12 months of base salary plus target annual incentive, except that for Mr. Brondeau, the amount is equal to 24 months of base salary.
(4)	The executives are entitled to outplacement services. The outplacement services are capped at 15% of the NEO’s base salary. The actual amounts paid in respect of such services will be determined based upon the outplacement services obtained, if any, by an NEO upon termination. However, the amounts reflected in the table represent the maximum amounts that could be paid by the Company in respect of these services.
(5)	Transition benefits consist of outplacement services up to $20,000.
(6)	All unvested restricted stock units will vest. The amount shown is the market value of all unvested restricted stock units based on the stock price on December 31, 2018. Because Ms. Utecht is eligible for Normal Retirement, the restricted stock units appearing in the table were already considered non-forfeitable.
(7)	Unvested restricted stock units will vest prorata, based on the amount of time that the NEO was employed during the vesting period. The amount shown is the market value of these restricted stock units based on the stock price on December 31, 2018. Because Ms. Utecht is eligible for Normal Retirement, her restricted stock units will not be subject to proration.
(8)	Pursuant to the Brondeau Letter Agreement, any cessation of Mr. Brondeau’s service after December 31, 2015 and the Board’s approval of a “definitive succession plan” will have the same impact on long-term incentive awards as an early retirement for those age 62 and older with ten years of credited service. Until such time as the Board formally approves a “definitive succession plan”, this scenario is not applicable.
(9)	All unvested stock options will vest. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the stock price at December 31, 2018. Please note, however, that the ultimate value of the foregoing options will depend on the stock price on the date of exercise. Because Ms. Utecht is eligible for Normal Retirement, the stock options appearing in the table were already considered non-forfeitable, and they will become exercisable upon the Change in Control Termination.
(10)	The NEO has the right to retain stock options that would have vested on their own terms within one year from the date of termination, with the right to exercise such options until twelve months after they vest, as well as the right to exercise vested options until twelve months after termination. The amount shown is the market value of these unvested options based on the difference between the exercise price and the stock price on December 31, 2018. Please note, however, that the ultimate value will depend on the stock price on the date of exercise. Because Ms. Utecht is eligible for Normal Retirement, upon a termination without cause the treatment of her stock options will be as set forth in footnote (20).
(11)	All PRSUs will vest as follows: those banked units whose measurement periods have ended will vest based on actual performance (for Ms. Utecht, these were already considered non-forfeitable); those units whose measurement periods are not yet complete will vest as if the target level performance was attained. The amount shown in the table is the market value of such PRSUs based on the stock price on December 31, 2018.
(12)	Banked PRSUs will vest. A prorated portion of all PRSUs subject to open performance periods will remain outstanding. The proration is determined based on the time actually worked during the applicable performance period. The payouts of these awards are illustrated above based on actual performance for banked units with completed measurement periods and assuming target levels of performance for those units whose measurement period has not yet been completed. In each case, the amounts actually due will be paid in a lump sum after the end of the normal three-year performance cycle, based on actual TSR performance calculated in accordance with the terms of the awards. Because Ms. Utecht is eligible for Normal Retirement, upon a termination without cause the treatment of her PRSUs will be as set forth in footnote (21).
(13)	Welfare benefits of health care, life insurance and disability insurance continue for three years. The amounts shown are the estimated cost to the Company for such benefits during the period.
(14)	Health care benefits continue for 12 months. Mr. Brondeau’s life insurance benefits also continue for 12 months. The amounts shown are the estimated cost to the Company for such benefits during the period.
(15)	Effective upon the IPO, Mr. Graves entered into an executive severance agreement with Livent which provided substantially similar benefits upon a termination in connection with a change in control of Livent as those provided under the FMC executive severance agreement to which he was previously a party. For the purposes of this table, we have assumed that the Special IPO Awards would not have automatically vested upon a change in control of Livent, but rather would have been continued or assumed upon the change in control by the successor or surviving corporation. However, upon a subsequent termination of Mr. Graves on December 31, 2018, the special IPO Awards would have vested as set forth in the table above. In addition, this column includes FMC equity awards that would have vested upon a termination following a change in control of Livent, as described in footnotes 6, 9 and 11.

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(16)	Effective upon the IPO, Livent established severance guidelines for the benefit of its executives that are substantially similar to FMC’s executive severance guidelines. The amounts described in this column relate to payments that would have been made to Mr. Graves pursuant to Livent’s severance guidelines following a termination from Livent on December 31, 2018.
(17)	The value of the stock options, RSUs and PRSUs denominated in FMC stock as of December 31, 2018 are calculated with reference to the closing price of FMC’s stock on that date. The value of the stock options and RSUs denominated in Livent stock as of December 31, 2018 are calculated with reference to the closing price of Livent’s stock on that date.
(18)	Under the terms of her Executive Severance Agreement with the Company, Ms. Utecht is credited with three additional age and service years under the Nonqualified Plan.
(19)	Because Ms. Utecht is eligible for Normal Retirement, all of her restricted stock units are non-forfeitable. However, such restricted stock units will not be delivered until they would otherwise have vested under the normal vesting schedule. The amount shown is the market value of these undelivered restricted stock units based on the stock price at December 31, 2018.
(20)	Because Ms. Utecht is eligible for Normal Retirement, all of her options are non-forfeitable, but during her employment, they do not become exercisable until after the normal vesting date. Upon Ms. Utecht’s retirement prior to the normal vesting date, the options become exercisable. Once exercisable, the options remain exercisable until the earlier of the expiration date or five years following retirement. The amount shown is the value of these outstanding stock options based on the difference between the exercise price and the stock price on December 31, 2018. Please note, however, that the ultimate value will depend on the stock price on the date of exercise.
(21)	The amounts shown here include Ms. Utecht’s banked PRSUs, which are non-forfeitable because she is eligible for Normal Retirement, and those units whose measurement periods are not yet complete. Upon a Normal Retirement, these units will vest prorata based on actual performance for each applicable measurement period. Upon an Approved Retirement, however, such units will not be subject to proration. Ms. Utecht’s retirement on March 31, 2019 will be considered an “Approved Retirement.” The units subject to an open performance period are presented in the table assuming target level of performance and an “Approved Retirement”. All of the shares will be delivered after the end of the normal three-year performance cycle.
†	Mr. Sandifer was promoted to Executive Vice President and Chief Financial Officer on May 15, 2018, succeeding Mr. Graves.
††	Mr. Graves was an Executive Vice President and was Chief Financial Officer until succeeded by Mr. Sandifer on May 15, 2018. In May 2018, Mr. Graves became President and Chief Executive Officer of the Company’s subsidiary, Livent. Livent was spun off from FMC on March 1, 2019, when FMC distributed to stockholders all of its remaining equity interest in Livent.

In addition to the amounts set forth in the table, upon termination each NEO would be allowed to retain his or her vested options set forth in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table 2018, subject to the expiration provisions described above. Each NEO would also be paid his or her Annual Incentive for 2018 (see Column (f) of the Summary Compensation Table for the amounts of these awards), and the aggregate benefits accrued by the NEO in the nonqualified defined contribution plan set forth in Column (f) of the Nonqualified Deferred Compensation Table, payable commencing six months after cessation of employment or in accordance with the NEO’s predetermined distribution elections. Ms. Utecht would be entitled to her accumulated benefit under the Nonqualified Plan, payable in a lump sum at the later of six months after cessation of employment or attainment of age 55. For Ms. Utecht, who is eligible for Normal Retirement, the present value of her benefits as of December 31, 2018 (assuming cessation of employment as of December 31, 2018 and payment in a lump sum) is $2,731,876.74. These are the same nonqualified pension benefits disclosed above in the table entitled “Pension Benefits Table 2018”. The amounts described in this paragraph differ from the present values reflected in Column (d) of the Pension Benefits Table because, under applicable SEC rules, the Pension Benefits Table values are calculated using different interest rates and without regard to early retirement adjustments otherwise applicable under the plan.

Termination Under Certain Other Circumstances

Death or Disability

In the event of termination upon death or disability, an NEO is eligible for benefits in programs available to US salaried employees generally, as well as a supplemental disability benefit (in the event of disability) and a surviving spouse benefit under the nonqualified deferred compensation plan (in the event of death). The supplemental disability benefit is an insured product intended to provide NEOs with additional disability benefits above the benefit level provided under the Company’s group disability plan. The supplemental plan, in conjunction with the Company’s group plan, will yield up to 70% of an NEO’s annual salary with a maximum monthly benefit of $25,000.

Treatment of equity incentive awards is as follows:

•	All unvested stock options will vest, and remain exercisable for up to five years

•	All unvested restricted stock units will vest, and shares will be delivered promptly thereafter

•	Banked performance-based restricted stock units will vest, with shares subject to a Delayed Delivery

•	Performance-based restricted stock units whose measurement periods are not yet complete will vest prorata, based on actual performance for the full measurement period with shares subject to a Delayed Delivery

The market value for each NEO’s unvested restricted stock units and stock option awards as of year-end 2018 is set forth in the relevant section of Column (b) of the table above. A value for each NEO’s performance-based restricted stock unit awards, with the payout for banked units based on actual performance and the payout for unvested units calculated based on an assumed level of performance at target, and prorated to reflect time employed during the applicable performance period, is set forth in the relevant section of Column (c) of the table above.

Termination For Cause

In the event of a termination of an NEO for cause, all outstanding unvested equity awards would be cancelled. All vested stock option awards would expire immediately.

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VII.	OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent stockholders (collectively, the “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of forms filed with the SEC and information provided by Reporting Persons to the Company, it is believed that all Section 16(a) requirements were fully met by all Reporting Persons with respect to the year ended December 31, 2018.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

During the past year, the Audit Committee met seven times, including telephonic meetings, to discuss quarterly results and other matters. In carrying out its duties, the Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management and KPMG, the company’s independent registered public accounting firm;

•	Discussed with KPMG the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees”;

•	Discussed various matters with KPMG related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management; and

•	Received the written disclosures and the letter from KPMG as required by The Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The preceding report has been furnished by the following members of the Audit Committee:

Eduardo E. Cordeiro, Chairman

G. Peter D’Aloia

Robert C. Pallash

Vincent R. Volpe, Jr.

Householding

We have adopted a procedure approved by the SEC called householding. Under this procedure, we are permitted to deliver a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to stockholders sharing the same address who did not receive this proxy statement and who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered stockholder account.

The Broadridge Householding Election system allows stockholders to decline or modify previous householding elections. Broadridge’s Householding number has changed to 1-866-540-7095. You may also write to Broadridge c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

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Expenses Relating to this Proxy Solicitation

The Company will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Company officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Common Stock and obtaining the proxies of those owners.

Andrea E. Utecht

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FMC CORPORATION
2929 MARKET STREET
PHILADELPHIA, PA 19104
ATTN: ANDREA E. UTECHT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54910-P16263

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FMC CORPORATION

The Board of Directors recommends that you vote FOR proposals 1, 2, 3 and 4:

1. Election of eleven Directors (nominees 1a.-1k.) to serve for a one-year term expiring in 2020, as set forth in the Proxy Statement.

Nominees:	For	Against	Abstain
1a. Pierre Brondeau	☐	☐	☐
1b. Eduardo E. Cordeiro	☐	☐	☐
1c. G. Peter D'Aloia	☐	☐	☐
1d. C. Scott Greer	☐	☐	☐
1e. K'Lynne Johnson	☐	☐	☐
1f. Dirk A. Kempthorne	☐	☐	☐
1g. Paul J. Norris	☐	☐	☐
1h. Margareth Øvrum	☐	☐	☐
1i. Robert C. Pallash	☐	☐	☐
1j. William H. Powell	☐	☐	☐
1k. Vincent R. Volpe, Jr.	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of independent registered public accounting firm.	☐	☐	☐
3. Approval, by non-binding vote, of executive compensation.	☐	☐	☐
4. Amend the Company's Restated Certificate of Incorporation and Restated By-Laws to eliminate supermajority vote requirements to remove directors.	☐	☐	☐

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E54911-P16263

PROXY
FMC CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Pierre Brondeau, Andrew Sandifer and Andrea E. Utecht, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Corporation to be held at 2:00 P.M., Tuesday, April 30, 2019, on the 24th floor of the FMC Tower at Cira Centre South, 2929 Walnut Street, or any adjournments or postponements thereof.

If shares of FMC Corporation common stock are held for the account of the undersigned under any employee plan that grants to the undersigned the right to direct the voting of such shares (each such plan being referred to as a "Plan"), then the undersigned hereby directs the trustee of each plan to vote all shares of FMC Corporation common stock in the undersigned's account under such plan at the Annual Meeting, or any adjournments or postponements thereof, in the manner indicated on the reverse side of this proxy, and in the discretion of the trustee, as to any other matter that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and FOR Proposals 2, 3 and 4. If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 29, 2019 how to vote these shares, or if you vote on some but not all proposals, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment plan, vote these undirected shares in proportion to the votes received from other participants, and in the case of other plans, vote these shares in the trustee's discretion, except to the extent that the plan or applicable law provides otherwise.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE